Form 10-K, Exhibit 13
period 2003-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2003-07-11
CIK 815024

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II
LIMITED PARTNERSHIP

MARCH 31, 2003 AND 2002

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Reznick Fedder & Silverman
Certified Public Accountants * A Professional Corporation

7700 Old Georgetown Road * Suite 400 * Bethesda, MD 20814-6224
(301) 652-9100 * Fax (301) 652-1848

INDEPENDENT AUDITORS’ REPORT

To the Partners

American Affordable Housing II
Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2003 and 2002, and the related statements of operations, changes in partners’ deficit and cash flows for each of the three years in the period ended March 31, 2003.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.  We did not audit the financial statements of certain operating limited partnerships in which American Affordable Housing II Limited Partnership owns a limited partnership interest.  Investments in such partnerships comprise 0% and 19% of the assets as of March 31, 2003 and 2002, and 0%, 0% and 7% of the partnership loss for each of the three years in the period ended March 31, 2003, of American Affordable Housing II Limited Partnership.  The financial statements of these partnerships were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to information relating to these partnerships, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

We have also audited the related financial statement schedule listed in Form 10-K, item 15(a) of American Affordable Housing II Limited Partnership as of March 31, 2003.  In our opinion, the schedule presents fairly the information required to be set forth therein, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Fedder & Silverman
Bethesda, Maryland
June 23, 2003

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2003	2002

ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and D)	$614,954	$1,587,610

OTHER ASSETS
Cash and cash equivalents	925,288	35,131
Other assets	17,849	12,849

	$1,558,091	$1,635,590

LIABILITY AND PARTNERS’ DEFICIT

LIABILITY
Due to affiliates (note B)	$6,267,665	$5,822,426

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding — 26,501 units	(4,432,573)	(3,915,062)
General partners	(277,001)	(271,774)

	(4,709,574)	(4,186,836)

	$1,558,091	$1,635,590

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Year ended March 31,

	2003	2002	2001
Income
Interest income	$1,322	$726	$19,191
Miscellaneous income	5,793	2,627	4,477

	7,115	3,353	23,668

Share of losses from operating limited partnerships (note A)	(49,915)*	(217,158)	(362,290)

Expenses
Professional fees	33,603	30,815	31,365
General and administrative expense (note B)	15,344	20,017	17,704
Asset management fee (note B)	430,991	396,189	419,642

	(479,938)	(447,021)	(468,711)

NET LOSS	$(522,738)	$(660,826)	$(807,333)

Net loss allocated to general partners	$(5,227)	$(6,608)	$(8,073)

Net loss allocated to limited partners	$(517,511)	$(654,218)	$(799,260)

Net loss per unit of limited partnership interest	$(19.53)	$(24.69)	$(30.16)

*                 Share of losses includes $61,337 of net gain on sale of operating limited partnerships

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2003, 2002 and 2001

	Limited partners	General partners	Total

Partners’ deficit, March 31, 2000	$(2,461,584)	$(257,093)	$(2,718,677)

Net loss	(799,260)	(8,073)	(807,333)

Partners’ deficit, March 31, 2001	(3,260,844)	(265,166)	(3,526,010)

Net loss	(654,218)	(6,608)	(660,826)

Partners’ deficit, March 31, 2002	(3,915,062)	(271,774)	(4,186,836)

Net loss	(517,511)	(5,227)	(522,738)

Partners’ deficit, March 31, 2003	$(4,432,573)	$(277,001)	$(4,709,574)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Year ended March 31,

	2003	2002	2001

Cash flows from operating activities
Net loss	$(522,738)	$(660,826)	$(807,333)
Adjustments to reconcile net loss to net cash
Distributions from operating limited partnerships	—	1,280	1,280
Share of losses from operating limited partnerships	111,252	217,158	362,290
Net gain on sale of operating limited partnerships	(61,337)	—	—
Increase in other assets	—	(1,115)	(2,885)
Increase in due to affiliates	445,239	444,265	428,996

Net cash provided by (used in) operating activities	(27,584)	762	(17,652)

Cash flows from investing activities
Repayment of advances	—	—	40,000
Advance to operating limited partnership	(5,000)	—	—
Proceeds from sale of operating limited partnerships	922,741	—	—

Net cash provided by investing activities	917,741	—	40,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	890,157	762	22,348

Cash and cash equivalents, beginning	35,131	34,369	12,021

Cash and cash equivalents, end	$925,288	$35,131	$34,369

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2003, 2002 and 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

American Affordable Housing II Limited Partnership (the “partnership”) was formed under the laws of the Commonwealth of Massachusetts on May 13, 1987, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating limited partnerships which were established to acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated apartment complexes which qualify for the Low-Income Housing Tax Credit established by the Tax Reform Act of 1986.  Accordingly, the apartment complexes are restricted as to rent charges and operating methods.  Certain of the apartment complexes may also qualify for the Historic Rehabilitation Tax Credit for their rehabilitation of certified historic structures and are subject to the provisions of Section 42(g)(2) of the Internal Revenue Code relating to the rehabilitation investment credit.  The general partners of the partnership are Boston Capital Associates Limited Partnership and Boston Capital Associates.

In accordance with the limited partnership agreement, profits, losses and cash flow (subject to certain priority allocations and distributions) and tax credits are allocated 99% to the limited partners and 1% to the general partners.

Pursuant to the Securities Act of 1933, the partnership filed a Form S-11 Registration Statement with the Securities and Exchange Commission, effective September 21, 1987, which covered the offering (the “Public Offering”) of the partnership’s units of limited partnership interest, as well as the units of limited partnership interest offered by American Affordable Housing I, III, IV and V Limited Partnerships.  The partnership registered 50,000 units of limited partnership interest at $1,000 each unit for sale to the public.  During 1988, the partnership sold 26,501 units of limited partnership interest, representing $26,501,000 of capital contributions.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

Investments in Operating Limited Partnerships

The partnership accounts for its investments in operating limited partnerships using the equity method of accounting.  Under the equity method of accounting, the partnership adjusts its investment cost for its share of each operating limited partnership’s results of operations and for any distributions received or accrued.  However, the partnership recognizes an individual operating limited partnership’s losses only to the extent that the partnership’s share of losses of the operating limited partnership does not exceed the carrying amount of its investment.  Unrecognized losses will be suspended and offset against future individual operating limited partnership income.

A loss in value of an investment in an operating limited partnership other than a temporary decline would be recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the partnership and the estimated residual value of the investment.

Capital contributions to operating limited partnerships are adjusted by tax credit adjusters.  Tax credit adjusters are defined as adjustments to operating limited partnership capital contributions due to reductions in actual tax credits from those originally projected.  The partnership records tax credit adjusters as a reduction in investments in operating limited partnerships and capital contributions payable.

The operating limited partnerships maintain their financial statements based on a calendar year and the partnership utilizes a March 31 year-end.  The partnership records losses and income from the operating limited partnerships on a calendar year basis which is not materially different from losses and income generated if the operating limited partnerships utilized a March 31 year-end.

The partnership records capital contributions payable to the operating limited partnerships once there is a binding obligation to fund a specified amount.  The operating limited partnerships record capital contributions from the partnership when received.

The partnership records acquisition costs as an increase in its investments in operating limited partnerships.  Certain operating limited partnerships have not recorded the acquisition costs as a capital contribution from the partnership.  These differences are shown as reconciling items in note D.

Fiscal Year

For financial reporting purposes, the partnership uses a March 31 year-end, whereas for income tax reporting purposes, the partnership uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Cash Equivalents

Cash equivalents include money market accounts having original maturities at their acquisition dates of three months or less.

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For each of the three years in the period ended March 31, 2003, 26,501 units were outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS No. 144 provides accounting guidance for financial accounting and reporting for the impairment or disposal of long-lived assets.  SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.”  SFAS No. 144 is effective for fiscal years beginning after December 15, 2001.  Implementation of SFAS No. 144 has not had a material effect on the financial position or results of operations of the partnership.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” an interpretation of ARB No. 51, “Consolidated Financial Statements,” which provides new accounting guidance on when to consolidate a variable interest, as defined in FIN 46, in another entity.  FIN 46 applies to variable interests in variable interest entities acquired after January 31, 2003.  FIN 46 should be implemented no later than December 31, 2004.  The managing general partner is in the process of analyzing FIN 46 to determine that impact, if any, on the partnership’s financial statements.  Management has not yet made any determination of the potential impact FIN 46 might have on the partnership’s current accounting for its investments in operating partnerships or whether any of those investments might be required to be consolidated.

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2003, 2002 and 2001, the partnership entered into several transactions with various affiliates of the general partners, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $8,278, $7,305 and $6,982, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2003, 2002 and 2001, respectively.  At March 31, 2003 and 2002, the unpaid advances and general and administrative expenses totaled $245,130 and $236,854, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and 99% of the permanent financing at the operating limited partnership level.  At March 31, 2003 and 2002, the unpaid asset management fees totaled $6,022,535 and $5,585,572, respectively.  The fee is payable without interest as sufficient funds become available.  The asset management fees accrued during the years ended March 31, 2003, 2002 and 2001 were $436,961, $436,961 and $436,961, respectively. These amounts are presented net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2003, 2002 and 2001, of $5,970, $40,772 and $17,319, respectively, in the statements of operations.

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2003 and 2002, the partnership has limited partnership equity interests in 47 and 49 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal year ended March 31, 2003, two of the operating limited partnerships were sold.

Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2003 and 2002.  The partnership has no further obligation to make any additional contributions.

The partnership’s investments in operating limited partnerships at March 31, 2003 and 2002 are summarized as follows:

	2003	2002

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $213,468 and $213,468, respectively	$18,550,924	$19,473,665
Acquisition costs of operating limited partnerships	2,492,705	2,492,705
Cumulative losses from operating limited partnerships	(20,355,702)	(20,305,787)
Cumulative distributions from operating limited partnerships	(72,973)	(72,973)

Investment per balance sheet	614,954	1,587,610

Acquisition costs not included in net assets of operating limited partnerships (see note A)	122,748	122,748
Loss from operating limited partnerships of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 which the operating limited partnerships have not included in partners’ capital (see note A)	1,128,775	1,128,775
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	121,349	121,349
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(17,469,814)	(15,665,108)
Other adjustments	229,846	66,614

Equity per operating limited partnerships’ combined financial statements	$(15,252,142)	$(12,638,012)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2002 and 2001 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2002	2001
ASSETS

Buildings and improvements, net of accumulated depreciation of $42,647,082 and $39,671,655	$50,251,246	$52,727,274
Land	4,301,969	4,301,969
Other assets	5,675,845	5,910,184

	$60,229,060	$62,939,427

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$67,158,221	$67,410,329
Accounts payable and accrued expenses	5,178,133	4,854,770
Other liabilities	2,412,172	2,527,045

	74,748,526	74,792,144

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(15,252,142)	(12,638,012)
Other partners	732,676	785,295

	(14,519,466)	(11,852,717)

	$60,229,060	$62,939,427

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2002, 2001 and 2000 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2002	2001	2000
Revenue
Rental	$10,723,139	$11,029,188	$10,480,295
Interest and other	460,034	560,211	431,084

	11,183,173	11,589,399	10,911,379

Expenses
Interest	2,749,794	3,642,866	3,744,260
Depreciation and amortization	3,087,814	3,010,167	2,943,944
Taxes and insurance	1,588,809	1,456,143	1,349,114
Repairs and maintenance	2,012,988	1,939,832	1,880,475
Operating expenses	4,399,298	4,233,605	3,875,359

	13,838,703	14,282,613	13,793,152

NET LOSS	$(2,655,530)	$(2,693,214)	$(2,881,773)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(2,613,354)	$(2,638,120)	$(2,802,273)

Net loss allocated to other partners	$(42,176)	$(55,094)	$(79,500)

*            Amount includes $2,502,103, $2,420,962 and $2,439,983 for the years ended December 31, 2002, 2001 and 2000, respectively, of loss not recognized under the equity method of accounting as described in note A.

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN

For income tax purposes, the partnership reports using a December 31 year-end.  The partnership’s net loss for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2003	2002	2001

Net loss for financial reporting purposes	$(522,738)	$(660,826)	$(807,333)

Operating limited partnership rents received in advance	43,534	(4,821)	11,163

Related party expenditures	79,231	(93,345)	(99,189)

Asset management fee not deductible for tax purposes until paid	436,961	436,961	436,961

Excess of tax depreciation over book depreciation on operating limited partnership assets	(400,888)	(276,642)	(374,531)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(93,446)	(675)	174,947

Operating limited partnership net loss not allowed for financial reporting under equity method	(2,502,103)	(2,420,962)	(2,439,982)

Other	(63,412)	(13,963)	11,444

Net loss for income tax purposes	$(3,022,861)	$(3,034,273)	$(3,086,520)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes.  At March 31, 2003 and 2002, the differences are as follows:

	2003	2002

Investments in operating limited partnerships — tax basis	$(19,025,386)	$(16,040,466)

Add back losses not recognized under the equity method	17,469,814	15,665,108

Estimated share of loss of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 due to fiscal year reporting	(1,128,775)	(1,128,775)

Historic tax credits	651,016	651,016

Other	2,648,285	2,440,727

Investments in operating limited partnerships — as reported	$614,954	$1,587,610

NOTE E - CONCENTRATION OF CREDIT RISK

The partnership maintains its cash balances in one account at a financial institution.  The balance in the account is insured by the Federal Deposit Insurance Corporation (FDIC) up to a maximum of $100,000.  As of March 31, 2003, the balance in this account exceeds the FDIC insurance limit and the uninsured portion is $825,288.

NOTE F - CONTINGENCY

Riverplace Apartments Limited Partnership, an operating limited partnership, is involved in a dispute with the local municipality over its water and sewer usage.  The municipality has placed a lien on the property for the unpaid charges as well as accumulated interest and penalties totaling $226,898 at December 31, 2002 and has taken the operating partnership to court to decide the issue.  Management of the operating limited partnership plans to work with a representative of the municipality to settle this matter.  While the exact amount of the settlement is unknown at this time, management believes, based in part upon the opinion of legal counsel, that the range is between $42,785 and $207,415.  A liability in the amount of $42,785 has been accrued in the operating partnership’s financial statements.  Due to the uncertainties in the settlement process, it is at least reasonably possible that management’s view of the outcome will change in the near term.  Accordingly, no further adjustment has been made in the accompanying financial statements.

NOTE G - QUARTERLY FINANCIAL INFORMATION - UNAUDITED

The following is a summary of the results of operations for each of the four quarters for the years indicated:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2003

Total revenue	$232	$3,894	$2	$2,987

Loss from operations	(115,874)	(124,729)	(119,151)	(113,069)

Equity in income (loss) of investments in operating partnerships	(46,800)	(58,703)	(35,252)	90,840

Net loss	(162,674)	(183,432)	(154,403)	(22,229)

2002

Total revenue	$777	$2,383	$114	$79

Loss from operations	(83,442)	(125,064)	(120,704)	(114,458)

Equity in income (loss) of investments in operating partnerships	(25,633)	(2,108)	1,974	(191,391)

Net loss	(109,075)	(127,172)	(118,730)	(305,849)

2001

Total revenue	$4,141	$76	$18,909	$542

Loss from operations	(106,972)	(129,007)	(93,926)	(115,138)

Equity in loss of investments in operating partnerships	(70,363)	(66,768)	(39,515)	(185,644)

Net loss	(177,335)	(195,775)	(133,441)	(300,782)

American Affordable Housing II Limited Partnership Schedule III — Real Estate and Accumulated Depreciation March 31, 2003
		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encum-brances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total
ANTHONY GARDEN APARTMENTS	3,817,710	501,332	2,632,779	1,727,786	501,322	4,360,565	4,861,887

BELEN APARTMENTS	1,469,335	54,000	1,468,653	630,662	87,960	2,099,315	2,187,275

BLAIRVIEW ASSOCIATES	1,411,236	80,814	1,705,626	138,795	80,814	1,844,421	1,925,235

BLOOMFIELD ASSOCIATES	361,055	11,500	466,419	9,769	11,500	476,188	487,688

BOARDMAN LAKE II APARTMENTS	966,364	60,200	590,096	671,786	60,200	1,261,882	1,322,082

BOWDOINHAM ASSOCIATES	1,275,871	95,132	966,112	728,218	65,132	1,694,330	1,759,462

BREWTON LTD.	938,916	72,500	1,211,379	14,822	72,500	1,226,201	1,298,701

BRIDGEVIEW II	760,393	12,000	1,012,110	16,826	12,000	1,028,936	1,040,936

BROOKHOLLOW MANOR, LTD	1,345,274	25,080	1,003,839	682,880	25,080	1,686,719	1,711,799

CARTHAGE COURT HOUSING	1,258,881	18,000	1,568,266	150,004	18,000	1,718,270	1,736,270

DEER CROSSING ASSOCIATES	1,165,665	73,102	1,565,336	141,138	73,102	1,706,474	1,779,576

EAST CHINA TOWNSHIP	886,444	52,039	1,140,464	20,417	52,039	1,160,881	1,212,920

EAST RIDGE ASSOCIATES	1,326,889	70,000	1,602,988	14,619	70,000	1,617,607	1,687,607

FREDERICKTOWN ASSOCIATES II	364,991	20,000	456,784	28,119	20,000	484,903	504,903

GARDEN CITY FAMILY HOUSING	377,641	14,775	483,300	10,333	14,775	493,633	508,408

HARBOR HILL ASSOCIATES	1,226,477	65,132	1,443,798	187,604	65,132	1,631,402	1,696,534

	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
ANTHONY GARDEN APARTMENTS	1,481,931	Mar-89	Oct-88	5-50

BELEN APARTMENTS	1,122,999	Dec-88	Dec-88	5-27.5

BLAIRVIEW ASSOCIATES	1,110,145	Dec-88	Mar-89	5-27.5

BLOOMFIELD ASSOCIATES	255,142	Jun-88	Jun-88	5-27.5

BOARDMAN LAKE II APARTMENTS	705,585	May-89	Oct-88	5-27.5

BOWDOINHAM ASSOCIATES	724,225	May-89	Nov-88	5-27.5

BREWTON LTD.	660,616	Jun-88	Aug-88	5-27.5

BRIDGEVIEW II	611,113	May-88	Aug-88	5-27.5

BROOKHOLLOW MANOR, LTD	690,810	Aug-88	Oct-88	5-27.5

CARTHAGE COURT HOUSING	915,348	Oct-88	Dec-88	5-27.5

DEER CROSSING ASSOCIATES	634,542	Apr-89	Apr-89	5-27.5

EAST CHINA TOWNSHIP	670,020	Nov-88	Aug-88	5-27.5

EAST RIDGE ASSOCIATES	725,776	Sep-88	Aug-88	5-27.5

FREDERICKTOWN ASSOCIATES II	257,275	May-88	Jun-88	5-27.5

GARDEN CITY FAMILY HOUSING	227,096	Jun-88	Jun-88	5-35

HARBOR HILL ASSOCIATES	713,760	Feb-89	Nov-88	5-27.5

		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encum-brances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total
IMMOKALEE RRH, LTD.	1,301,292	107,000	1,573,636	92,677	107,000	1,666,313	1,773,313

KERSEY APARTMENTS	1,193,239	90,000	1,270,768	294,123	93,241	1,564,891	1,658,132

KINGSLEY PARK ASSOCIATES	9,678,166	521,725	12,281,821	145,089	521,725	12,426,910	12,948,635

LAKE HAVASU INVESTMENT GRP	1,536,054	176,845	1,595,306	0	176,845	1,595,306	1,772,151

LOVINGTON HOUSING ASSOC.	1,061,272	30,000	1,464,954	102,451	30,000	1,567,405	1,597,405

MALONE HOUSING REDEVELOP.	1,461,121	64,900	1,788,215	229,266	64,900	2,017,481	2,082,381

MAPLE TREE ASSOCIATES	1,219,837	65,132	1,464,954	198,364	65,132	1,663,318	1,728,450

MARIONVILLE III FAMILY HOUSING	193,292	19,825	230,104	5,805	19,825	235,909	255,734

MICHELLE MANOR APARTMENTS	894,245	131,945	1,009,687	1,304	131,945	1,010,991	1,142,936

MIDDLEBURG ASSOCIATES, LTD.	1,395,775	104,000	1,155,947	357,594	104,000	1,513,541	1,617,541

NEBRASKA CITY SENIOR HSNG	431,212	27,119	516,617	1	27,119	516,618	543,737

NICOLLET ISLAND HISTORIC HMS	1,012,019	0	1,875,059	142,149	0	2,017,208	2,017,208

PAIGE HALL LTD (56% JV INTER)	2,253,150	633,666	2,544,140	910,330	0	3,454,470	3,454,470

PERRAMOND ASSOCIATES	1,165,557	88,813	1,487,597	155,334	28,000	1,642,931	1,670,931

	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
IMMOKALEE RRH, LTD.	645,947	Mar-88	May-88	5-27.5

KERSEY APARTMENTS	795,715	Oct-88	Oct-88	5-27.5

KINGSLEY PARK ASSOCIATES	6,634,131	Oct-88	Mar-88	5-27.5

LAKE HAVASU INVESTMENT GRP	601,059	Apr-88	Mar-88	5-50

LOVINGTON HOUSING ASSOC.	581,956	Feb-89	Feb-89	5-27.5

MALONE HOUSING REDEVELOP.	1,018,237	Nov-88	Dec-88	5-27.5

MAPLE TREE ASSOCIATES	709,884	Apr-89	May-89	5-27.5

MARIONVILLE III FAMILY HOUSING	101,769	May-88	Jun-88	5-35

MICHELLE MANOR APARTMENTS	348,922	Sep-88	Oct-88	5-50

MIDDLEBURG ASSOCIATES, LTD.	756,417	Mar-89	Oct-88	5-27.5

NEBRASKA CITY SENIOR HSNG	236,576	Jul-88	Jun-88	5-35

NICOLLET ISLAND HISTORIC HMS	866,252	Dec-88	Nov-88	7-27.5

PAIGE HALL LTD (56% JV INTER)	1,359,682	Apr-89	Mar-89	7-27.5

PERRAMOND ASSOCIATES	655,077	Apr-89	Apr-89	7-27.5

		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encumbr-ances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total
PINE KNOLL DEVELOPMENT CO	1,343,726	45,000	803,220	777,323	199,301	1,580,543	1,779,844

PINE RIDGE LTD.	1,458,945	110,000	1,899,826	33,748	110,000	1,933,574	2,043,574

PINE TERRACE III LTD.	1,177,028	61,500	1,188,396	330,921	61,500	1,519,317	1,580,817

PLATTEVILLE APARTMENTS	545,433	45,000	659,035	78,219	50,877	737,254	788,131

RIVERPLACE APTS	3,791,537	175,260	6,463,578	450,268	175,260	6,913,846	7,089,106

SARA PEPPER ASSOCIATES	637,862	67,200	740,378	72,845	22,000	813,223	835,223

SHAWMUT AVE (300)	616,939	69,325	1,145,503	62,776	69,325	1,208,279	1,277,604

SHELBYVILLE FH, LTD.	603,047	13,000	736,830	0	13,000	736,830	749,830

SILVER PINES ASSOCIATES	1,387,162	170,050	1,684,846	188,319	98,500	1,873,165	1,971,665

SPRINGFIELD LTD.	1,417,448	66,000	1,864,463	33,634	66,000	1,898,097	1,964,097

STOKES ROWE LIMITED PTR	1,054,279	7,321	1,914,238	5,168	7,321	1,919,406	1,926,727

SUNCREST, LTD.	956,442	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694

VILLAGE CHASE OF ZEPHYRHILLS, LTD.	1,470,128	151,350	490,589	1,353,382	151,350	1,843,971	1,995,321

VILLAGE WALK OF ZEPHYRHILLS, LTD	1,376,055	133,650	619,248	1,105,832	133,650	1,725,080	1,858,730

WARREN PROPERTIES, LTD.	1,381,176	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147

	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
PINE KNOLL DEVELOPMENT CO	773,129	May-89	Oct-88	5-27.5

PINE RIDGE LTD.	1,050,394	Jun-88	Jul-88	5-27.5

PINE TERRACE III LTD.	799,561	Jan-89	Dec-88	5-27.5

PLATTEVILLE APARTMENTS	395,510	Oct-88	Oct-88	5-27.5

RIVERPLACE APTS	2,659,585	Mar-89	Sep-88	5-27.5

SARA PEPPER ASSOCIATES	340,157	Mar-88	May-88	5-27.5

SHAWMUT AVE (300)	538,539	Dec-88	Nov-88	5-34

SHELBYVILLE FH, LTD.	288,949	Jul-88	Oct-88	5-27.5

SILVER PINES ASSOCIATES	724,013	Aug-88	Aug-88	5-27.5

SPRINGFIELD LTD.	1,045,426	Mar-88	May-88	5-27.5

STOKES ROWE LIMITED PTR	701,605	Jun-88	Jun-88	5-27.5

SUNCREST, LTD.	444,648	May-88	Oct-88	5-27.5

VILLAGE CHASE OF ZEPHYRHILLS, LTD.	936,314	Apr-89	Dec-88	7-27.5

VILLAGE WALK OF ZEPHYRHILLS, LTD	868,456	Mar-89	Dec-88	7-27.5

WARREN PROPERTIES, LTD.	658,900	Oct-88	Oct-88	5-27.5

		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encumbr-ances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total
WILDER ASSOCIATES	1,199,666	62,947	1,519,472	137,664	70,412	1,664,202	1,734,614

WILDWOOD VILLAS	1,460,034	100,960	1,872,065	(209,556)	100,960	1,918,862	2,019,822

	65,617,046	4,685,139	75,968,386	12,506,123	4,048,744	88,474,509	92,523,253

	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
WILDER ASSOCIATES	715,193	Jan-89	Nov-88	5-27.5

WILDWOOD VILLAS	988,133	Sep-88	Sep-88	5-27.5

	40,746,519

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2002.
Information for Liberty Center, Limited and Washington Mews LP is not included as the Operating Partnerships had been sold as of March 31, 2003.

There we no carrying costs as of December 31, 2002. The Column has been omitted for presentation purposes.

Notes to Schedule III
American Affordable Housing II Limited Partnership

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387
Deductions during period:
Cost of real estate sold	$0
Other*	0
		0
Balance at close of period — 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0
		$230,965
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period — 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0
		$237,425
Deductions during period:
Cost of real estate sold	0
Other	0
		$0
Balance at close of period — 3/31/95		$101,044,447

Balance at close of period — 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0
		$367,972
Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)
		(6,863,277)
Balance at close of period — 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0
		$246,897
Deductions during period:
Cost of real estate sold	$0
Other	(383,000)
		(383,000)
Balance at close of period — 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0
		$821,235
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period — 3/31/98		$95,234,274

Balance at close of period — 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0
		$571,607
Deductions during period:
Cost of real estate sold	$0
Other	(883,522)
		(883,522)
Balance at close of period — 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0

		$399,702
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period — 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0
		$895,151
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period — 3/31/01		$96,217,212

Balance at close of period — 3/31/01		$96,217,212
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	483,686
Other	0
		$483,686
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period — 3/31/02		$96,700,898
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	484,176
Other	0
		$484,176
Deductions during period:
Cost of real estate sold	$(4,661,821)
Other	0
		(4,661,821)
Balance at close of period — 3/31/03		$92,523,253

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/92		$11,032,545
Current year expense	$3,313,285
Balance at close of period — 3/31/93		$14,345,830
Current year expense	$3,266,272
Balance at close of period — 3/31/94		$17,612,102
Current year expense	$3,206,264
Balance at close of period — 3/31/95		$20,818,366
Current year expense	$1,831,578
Balance at close of period — 3/31/96		$22,649,944
Current year expense	$2,951,028
Balance at close of period — 3/31/97		$25,600,972
Current year expense	$2,826,160
Balance at close of period — 3/31/98		$28,427,132
Current year expense	$2,572,341
Balance at close of period — 3/31/99		$30,999,473
Current year expense	$2,899,088
Balance at close of period — 3/31/00		$33,898,561
Current year expense	$2,850,503
Balance at close of period — 3/31/01		$36,749,064
Current year expense	$2,922,591
Balance at close of period — 3/31/02		$39,671,655
Current year expense	$1,074,864
Balance at close of period — 3/31/03		$40,746,519