Form 10-K, Exhibit 13
period 2004-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2004-07-14
CIK 815024

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II

LIMITED PARTNERSHIP

MARCH 31, 2004 AND 2003

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Reznick Fedder & Silverman

Certified Public Accountants * A Professional Corporation

7700 Old Georgetown Road * Suite 400 * Bethesda, MD 20814-6224

(301) 652-9100 * Fax (301) 652-1848

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

American Affordable Housing II

  Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2004 and 2003, and the related statements of operations, changes in partners’ deficit and cash flows for each of the three years in the period ended March 31, 2003.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.  We did not audit the financial statements of certain operating limited partnerships which investments represent $558,536 and $0, respectively, of the total assets as of March 31, 2004 and 2003, and $56,418, $0 and $375, respectively, of the total loss for each of the three years in the period ended March 31, 2004.  Those financial statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to those operating limited partnerships, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

We have also audited the related financial statement schedule listed in Form 10-K, item 15(a) of American Affordable Housing II Limited Partnership as of March 31, 2004.  In our opinion, the schedule presents fairly the information required to be set forth therein, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Fedder & Silverman
Bethesda, Maryland
June 25, 2004

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2004	2003

ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$558,536	$614,954

OTHER ASSETS
Cash and cash equivalents (note E)	999,699	925,288
Other assets	—	17,849

	$1,558,235	$1,558,091

LIABILITY AND PARTNERS’ DEFICIT

LIABILITY
Due to affiliates (note B)	$6,720,590	$6,267,665

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(4,880,826)	(4,432,573)
General partners	(281,529)	(277,001)

	(5,162,355)	(4,709,574)

	$1,558,235	$1,558,091

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Year ended March 31,

	2004	2003	2002
Income
Interest income	$5,200	$1,322	$726
Miscellaneous income	27,151	5,793	2,627

	32,351	7,115	3,353

Share of losses from operating limited partnerships (note A)	(31,312)*	(49,915)*	(217,158)

Expenses
Professional fees	72,095	33,603	30,815
General and administrative expense (note B)	11,587	15,344	20,017
Asset management fee (note B)	370,138	430,991	396,189

	(453,820)	(479,938)	(447,021)

NET LOSS	$(452,781)	$(522,738)	$(660,826)

Net loss allocated to general partners	$(4,528)	$(5,227)	$(6,608)

Net loss allocated to limited partners	$(448,253)	$(517,511)	$(654,218)

Net loss per unit of limited partnership interest	$(16.91)	$(19.53)	$(24.69)

*            During the years ended March 31, 2004 and 2003, share of losses includes $42,955 and $61,337, respectively, of net gain on sale of operating limited partnerships.

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2004, 2003 and 2002

	Limited partners	General partners	Total

Partners’ deficit, March 31, 2001	$(3,260,844)	$(265,166)	$(3,526,010)

Net loss	(654,218)	(6,608)	(660,826)

Partners’ deficit, March 31, 2002	(3,915,062)	(271,774)	(4,186,836)

Net loss	(517,511)	(5,227)	(522,738)

Partners’ deficit, March 31, 2003	(4,432,573)	(277,001)	(4,709,574)

Net loss	(448,253)	(4,528)	(452,781)

Partners’ deficit, March 31, 2004	$(4,880,826)	$(281,529)	$(5,162,355)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Year ended March 31,

	2004	2003	2002

Cash flows from operating activities
Net loss	$(452,781)	$(522,738)	$(660,826)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Distributions from operating limited partnerships	—	—	1,280
Share of losses from operating limited partnerships	74,267	111,252	217,158
Net gain on sale of operating limited partnerships	(42,955)	(61,337)	—
Increase in other assets	—	—	(1,115)
Increase in due to affiliates	452,925	445,239	444,265

Net cash provided by (used in) operating activities	31,456	(27,584)	762

Cash flows from investing activities
Advance to operating limited partnership	—	(5,000)	—
Proceeds from sale of operating limited partnerships	42,955	922,741	—

Net cash provided by investing activities	42,955	917,741	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	74,411	890,157	762

Cash and cash equivalents, beginning	925,288	35,131	34,369

Cash and cash equivalents, end	$999,699	$925,288	$35,131

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2004, 2003 and 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

American Affordable Housing II Limited Partnership (the “partnership”) was formed under the laws of the Commonwealth of Massachusetts on May 13, 1987, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating limited partnerships which were established to acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated apartment complexes which qualify for the Low-Income Housing Tax Credit established by the Tax Reform Act of 1986.  Accordingly, the apartment complexes are restricted as to rent charges and operating methods.  Certain of the apartment complexes may also qualify for the Historic Rehabilitation Tax Credit for their rehabilitation of certified historic structures and are subject to the provisions of the Internal Revenue Code relating to the rehabilitation investment credit.  The general partners of the partnership are Boston Capital Associates Limited Partnership and Boston Capital Associates.

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

The partnership records acquisition costs as an increase in its investments in operating limited partnerships.  Certain operating limited partnerships have not recorded the acquisition costs as a capital contribution from the partnership.  These differences are shown as reconciling items in note C.

Fiscal Year

For financial reporting purposes, the partnership uses a March 31 year-end, whereas for income tax reporting purposes, the partnership uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Cash Equivalents

Cash equivalents include repurchase agreements and money market accounts having original maturities at their acquisition dates of three months or less.

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

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” an interpretation of ARB No. 51, “Consolidated Financial Statements,” which provides new accounting guidance on when a business enterprise must consolidate a variable interest entity, as defined in FIN 46.  In December 2003, the FASB reissued the interpretation to clarify certain requirements and provide additional implementation guidance.  The general partners, after careful review and analysis of FIN 46, have preliminarily determined that FIN 46 will have no effect on the partnership’s current accounting for its investments in operating limited partnerships.

In May 2003, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or “mezzanine” equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the balance sheets.  Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives.  The guidance in SFAS No. 150 generally was effective for all financial instruments entered into or modified after May 31, 2003, and was otherwise effective at the beginning of the first interim period beginning after June 15, 2003.  The general partners have evaluated SFAS No. 150 and determined that it does not have an effect on the partnership’s financial reporting and disclosures.

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2004, 2003 and 2002, the partnership entered into several transactions with various affiliates of the general partners, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships, to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $45,404, $8,278 and $7,305, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2004, 2003 and 2002, respectively.  At March 31, 2004 and 2003, the unpaid advances and general and administrative expenses totaled $290,533 and $245,130, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and 99% of the permanent financing at the operating limited partnership level.  At March 31, 2004 and 2003, the unpaid asset management fees totaled $6,430,057 and $6,022,535, respectively.

The fee is payable without interest as sufficient funds become available from sales or refinancing proceeds from operating limited partnerships.  The asset management fees accrued during the years ended March 31, 2004, 2003 and 2002 were $407,522, $436,961 and $436,961, respectively. These amounts are presented net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2004, 2003 and 2002, of $37,384, $5,970 and $40,772, respectively, in the statements of operations.

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2004 and 2003, the partnership has limited partnership equity interests in 44 and 47 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2004 and 2003, three of the operating limited partnerships were sold during each year.

Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2004 and 2003.  The partnership has no further obligation to make any additional contributions.

The partnership’s investments in operating limited partnerships at March 31, 2004 and 2003 are summarized as follows:

	2004	2003

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $213,468 and $213,468, respectively	$18,550,924	$18,550,924
Acquisition costs of operating limited partnerships	2,492,705	2,492,705
Cumulative losses from operating limited partnerships	(20,412,120)	(20,355,702)
Cumulative distributions from operating limited partnerships	(72,973)	(72,973)

Investment per balance sheet	558,536	614,954

Acquisition costs not included in net assets of operating limited partnerships (see note A)	114,961	122,748
Loss from operating limited partnerships of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 which the operating limited partnerships have not included in partners’ capital (see note A)	1,128,775	1,128,775
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	118,338	121,349
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(18,704,853)	(17,469,814)
Other adjustments	(493,421)	229,846

Capital (deficit) per operating limited partnerships’ combined financial statements	$(17,277,664)	$(15,252,142)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2003 and 2002 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2003	2002
ASSETS

Buildings and improvements, net of accumulated depreciation of $40,717,965 and $42,647,082	$42,772,123	$50,251,246
Land	3,898,725	4,301,969
Other assets	4,550,233	5,675,845

	$51,221,081	$60,229,060

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$61,003,223	$67,158,221
Accounts payable and accrued expenses	4,628,428	5,178,133
Other liabilities	2,336,841	2,412,172

	67,968,492	74,748,526

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(17,277,664)	(15,252,142)
Other partners	530,253	732,676

	(16,747,411)	(14,519,466)

	$51,221,081	$60,229,060

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2003, 2002 and 2001 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2003	2002	2001
Revenue
Rental	$9,865,162	$10,723,139	$11,029,188
Interest and other	382,856	460,034	560,211

	10,248,018	11,183,173	11,589,399

Expenses
Interest	2,423,236	2,749,794	3,642,866
Depreciation and amortization	2,733,300	3,087,814	3,010,167
Taxes and insurance	1,499,545	1,588,809	1,456,143
Repairs and maintenance	2,084,710	2,012,988	1,939,832
Operating expenses	4,172,735	4,399,298	4,233,605

	12,913,526	13,838,703	14,282,613

NET LOSS	$(2,665,508)	$(2,655,530)	$(2,693,214)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(2,600,758)	$(2,613,354)	$(2,638,120)

Net loss allocated to other partners	$(64,750)	$(42,176)	$(55,094)

*            Amount includes $2,526,491, $2,502,103 and $2,420,962 for the years ended December 31, 2003, 2002 and 2001, respectively, of loss not recognized under the equity method of accounting as described in note A.

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN

For income tax purposes, the partnership reports using a December 31 year-end.  The partnership’s net loss for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2004	2003	2002

Net loss for financial reporting purposes	$(452,781)	$(522,738)	$(660,826)

Operating limited partnership rents received in advance	(32,865)	43,534	(4,821)

Related party expenditures	41,015	79,231	(93,345)

Asset management fee not deductible for tax purposes until paid	407,523	436,961	436,961

Excess of tax depreciation over book depreciation on operating limited partnership assets	(232,259)	(400,888)	(276,642)

Difference due to fiscal year for book purposes and calendar year for tax purposes	1,347,152	(93,446)	(675)

Operating limited partnership net loss not allowed for financial reporting under equity method	(2,526,491)	(2,502,103)	(2,420,962)

Other	(52,273)	(63,412)	(13,963)

Net loss for income tax purposes	$(1,500,979)	$(3,022,861)	$(3,034,273)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes.  At March 31, 2004 and 2003, the differences are as follows:

	2004	2003

Investments in operating limited partnerships - tax basis	$(21,468,795)	$(19,025,386)

Add back losses not recognized under the equity method	18,704,853	17,469,814

Estimated share of loss of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 due to fiscal year reporting	(1,128,775)	(1,128,775)

Historic tax credits	651,016	651,016

Other	3,800,237	2,648,285

Investments in operating limited partnerships - as reported	$558,536	$614,954

NOTE E - CASH EQUIVALENTS

On March 31, 2004, the fund purchased $900,000 of U.S. Government Securities under agreements for resale on April 1, 2004.  Interest is earned at .95% per annum.

NOTE F - QUARTERLY FINANCIAL INFORMATION - UNAUDITED

The following is a summary of the results of operations for each of the four quarters for the years indicated:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

2004

Total revenue	$4,470	$1,046	$19,706	$7,129

Loss from operations	(119,317)	(121,287)	(88,503)	(92,362)

Equity in income (loss) of investments in operating partnerships	(69,535)	3,868	(2,873)	37,228

Net loss	(188,852)	(117,419)	(91,376)	(55,134)

2003

Total revenue	$232	$3,894	$2	$2,987

Loss from operations	(115,874)	(124,729)	(119,151)	(113,069)

Equity in income (loss) of investments in operating partnerships	(46,800)	(58,703)	(35,252)	90,840

Net loss	(162,674)	(183,432)	(154,403)	(22,229)

2002

Total revenue	$777	$2,383	$114	$79

Loss from operations	(83,442)	(125,064)	(120,704)	(114,458)

Equity in income (loss) of investments in operating partnerships	(25,633)	(2,108)	1,974	(191,391)

Net loss	(109,075)	(127,172)	(118,730)	(305,849)

American Affordable Housing II Limited Partnership
Schedule III - Real Estate and Accumulated Depreciation
March 31, 2004

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
Description	Encum- brances	Land	Buildings and improvements	acquisition	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements
ANTHONY GARDEN APARTMENTS	3,803,042	501,332	2,632,779	1,727,786	501,322	4,360,565	4,861,887	1,561,342	Mar-89	Oct-88	5-50

BELEN APARTMENTS	1,465,576	54,000	1,468,653	681,712	87,960	2,150,365	2,238,325	1,215,928	Dec-88	Dec-88	5-27.5

BLAIRVIEW ASSOCIATES	1,405,819	80,814	1,705,626	138,795	80,814	1,844,421	1,925,235	1,175,291	Dec-88	Mar-89	5-27.5

BLOOMFIELD ASSOCIATES	361,406	11,500	466,419	12,397	11,500	478,816	490,316	267,574	Jun-88	Jun-88	5-27.5

BOARDMAN LAKE II APARTMENTS	963,232	60,200	590,096	671,786	60,200	1,261,882	1,322,082	751,253	May-89	Oct-88	5-27.5

BOWDOINHAM ASSOCIATES	1,255,814	95,132	966,112	730,586	65,132	1,696,698	1,761,830	767,661	May-89	Nov-88	5-27.5

BREWTON LTD.	935,106	72,500	1,211,379	22,687	72,500	1,234,066	1,306,566	702,155	Jun-88	Aug-88	5-27.5

BRIDGEVIEW II	757,331	12,000	1,012,110	16,826	12,000	1,028,936	1,040,936	646,509	May-88	Aug-88	5-27.5

BROOKHOLLOW MANOR, LTD	1,340,334	25,080	1,003,839	684,960	25,080	1,688,799	1,713,879	748,909	Aug-88	Oct-88	5-27.5

DEER CROSSING ASSOCIATES	1,161,290	73,102	1,565,336	169,489	74,101	1,734,825	1,808,926	689,665	Apr-89	Apr-89	5-27.5

EAST CHINA TOWNSHIP	883,428	52,039	1,140,464	20,417	52,039	1,160,881	1,212,920	709,490	Nov-88	Aug-88	5-27.5

FREDERICKTOWN ASSOCIATES II	363,415	20,000	456,784	29,562	20,000	486,346	506,346	275,218	May-88	Jun-88	5-27.5

GARDEN CITY FAMILY HOUSING	376,023	14,775	483,300	12,733	14,775	496,033	510,808	245,775	Jun-88	Jun-88	5-35

HARBOR HILL ASSOCIATES	1,198,175	65,132	1,443,798	202,664	65,132	1,646,462	1,711,594	757,452	Feb-89	Nov-88	5-27.5

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
Description	Encum- brances	Land	Buildings and improvements	acquisition	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements
IMMOKALEE RRH, LTD.	1,296,485	107,000	1,573,636	92,677	107,000	1,666,313	1,773,313	688,411	Mar-88	May-88	5-27.5

KERSEY APARTMENTS	1,190,183	90,000	1,270,768	306,619	94,391	1,577,387	1,671,778	861,089	Oct-88	Oct-88	5-27.5

KINGSLEY PARK ASSOCIATES	9,511,457	521,725	12,281,821	46,880	521,725	12,328,701	12,850,426	7,096,011	Oct-88	Mar-88	5-27.5

LAKE HAVASU INVESTMENT GRP	1,527,172	176,845	1,595,306	0	176,845	1,595,306	1,772,151	630,073	Apr-88	Mar-88	5-50

LOVINGTON HOUSING ASSOC.	1,052,298	30,000	1,464,954	107,412	30,000	1,572,366	1,602,366	624,376	Feb-89	Feb-89	5-27.5

MAPLE TREE ASSOCIATES	1,215,301	65,132	1,464,954	274,366	65,132	1,739,320	1,804,452	757,125	Apr-89	May-89	5-27.5

MARIONVILLE III FAMILY HOUSING	190,134	19,825	230,104	10,994	19,825	241,098	260,923	108,185	May-88	Jun-88	5-35

MICHELLE MANOR APARTMENTS	890,701	131,945	1,009,687	1,304	131,945	1,010,991	1,142,936	369,514	Sep-88	Oct-88	5-50

MIDDLEBURG ASSOCIATES, LTD.	1,391,258	104,000	1,155,947	357,594	104,000	1,513,541	1,617,541	809,221	Mar-89	Oct-88	5-27.5

NEBRASKA CITY SENIOR HSNG	410,747	27,119	516,617	4,470	27,119	521,087	548,206	255,167	Jul-88	Jun-88	5-35

NICOLLET ISLAND HISTORIC HMS	975,020	0	1,875,059	148,744	0	2,023,803	2,023,803	939,121	Dec-88	Nov-88	7-27.5

PAIGE HALL LTD (56% JV INTER)	2,253,150	633,666	2,544,140	977,403	0	3,521,543	3,521,543	1,464,310	Apr-89	Mar-89	7-27.5

PERRAMOND ASSOCIATES	1,161,181	88,813	1,487,597	164,810	28,000	1,652,407	1,680,407	718,080	Apr-89	Apr-89	7-27.5

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
Description	Encum- brances	Land	Buildings and improvements	acquisition	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements
PINE KNOLL DEVELOPMENT CO	1,339,371	45,000	803,220	777,323	199,301	1,580,543	1,779,844	819,987	May-89	Oct-88	5-27.5

PINE RIDGE LTD.	1,453,025	110,000	1,899,826	33,748	110,000	1,933,574	2,043,574	1,124,363	Jun-88	Jul-88	5-27.5

PINE TERRACE III LTD.	1,173,055	61,500	1,188,396	365,713	61,500	1,554,109	1,615,609	828,855	Jan-89	Dec-88	5-27.5

PLATTEVILLE APARTMENTS	544,417	45,000	659,035	82,663	51,609	741,698	793,307	424,812	Oct-88	Oct-88	5-27.5

RIVERPLACE APTS	3,695,488	175,260	6,463,578	488,971	175,260	6,952,549	7,127,809	2,861,097	Mar-89	Sep-88	5-27.5

SARA PEPPER ASSOCIATES	622,118	67,200	740,378	78,789	22,000	819,167	841,167	366,911	Mar-88	May-88	5-27.5

SHAWMUT AVE (300)	610,764	69,325	1,145,503	62,776	69,325	1,208,279	1,277,604	577,080	Dec-88	Nov-88	5-34

SHELBYVILLE FH, LTD.	600,926	13,000	736,830	0	13,000	736,830	749,830	306,485	Jul-88	Oct-88	5-27.5

SILVER PINES ASSOCIATES	1,357,040	170,050	1,684,846	221,257	98,500	1,906,103	2,004,603	783,792	Aug-88	Aug-88	5-27.5

SPRINGFIELD LTD.	1,411,607	66,000	1,864,463	36,874	66,000	1,901,337	1,967,337	1,110,047	Mar-88	May-88	5-27.5

STOKES ROWE LIMITED PTR	1,054,279	7,321	1,914,238	5,168	7,321	1,919,406	1,926,727	749,235	Jun-88	Jun-88	5-27.5

SUNCREST, LTD.	952,531	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694	472,383	May-88	Oct-88	5-27.5

VILLAGE CHASE OF ZEPHYRHILLS, LTD.	1,465,285	151,350	490,589	1,353,382	151,350	1,843,971	1,995,321	1,002,365	Apr-89	Dec-88	7-27.5

VILLAGE WALK OF ZEPHYRHILLS, LTD	1,371,485	133,650	619,248	1,105,832	133,650	1,725,080	1,858,730	931,636	Mar-89	Dec-88	7-27.5

WARREN PROPERTIES, LTD.	1,376,397	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147	697,699	Oct-88	Oct-88	5-27.5

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
Description	Encum- brances	Land	Buildings and improvements	acquisition	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements

WILDER ASSOCIATES	1,191,361	62,947	1,519,472	188,889	70,412	1,708,361	1,778,773	769,760	Jan-89	Nov-88	5-27.5

WILDWOOD VILLAS	1,448,996	100,960	1,872,065	50,217	100,960	1,922,282	2,023,242	1,056,553	Sep-88	Sep-88	5-27.5

	61,003,223	4,532,239	71,008,917	12,481,171	3,898,813	83,490,088	87,388,813	40,717,965

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2003.

There we no carrying costs as of December 31, 2003. The Column has been omitted for presentation purposes.

Notes to Schedule III

American Affordable Housing II Limited Partnership

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387

Deductions during period:
Cost of real estate sold	$0
Other*	0
		0
Balance at close of period - 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0
		$230,965

Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0
		$237,425

Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/95		$101,044,447

Balance at close of period - 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0
		$367,972

Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)
		(6,863,277)
Balance at close of period - 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0
		$246,897

Deductions during period:
Cost of real estate sold	$0
Other	(383,000)
		(383,000)
Balance at close of period - 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0
		$821,235

Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/98		$95,234,274

Balance at close of period - 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0
		$571,607

Deductions during period:
Cost of real estate sold	$0
Other	(883,522)
		(883,522)
Balance at close of period - 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0
		$399,702

Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0
		$895,151

Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/01		$96,217,212

Balance at close of period - 3/31/01		$96,217,212
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	483,686
Other	0
		$483,686

Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/02		$96,700,898
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	484,176
Other	0
		$484,176

Deductions during period:
Cost of real estate sold	$(4,661,821)
Other	0
		(4,661,821)
Balance at close of period - 3/31/03		$92,523,253
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	371,818
Other	0
		$371,818

Deductions during period:
Cost of real estate sold	$(5,506,258)
Other	0
		(5,506,258)
Balance at close of period - 3/31/04		$87,388,813

Notes to Schedule III

American Affordable Housing II Limited Partnership

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/92		$11,032,545
Current year expense	$3,313,285
Balance at close of period - 3/31/93		$14,345,830
Current year expense	$3,266,272
Balance at close of period - 3/31/94		$17,612,102
Current year expense	$3,206,264
Balance at close of period - 3/31/95		$20,818,366
Current year expense	$1,831,578
Balance at close of period - 3/31/96		$22,649,944
Current year expense	$2,951,028
Balance at close of period - 3/31/97		$25,600,972
Current year expense	$2,826,160
Balance at close of period - 3/31/98		$28,427,132
Current year expense	$2,572,341
Balance at close of period - 3/31/99		$30,999,473
Current year expense	$2,899,088
Balance at close of period - 3/31/00		$33,898,561
Current year expense	$2,850,503
Balance at close of period - 3/31/01		$36,749,064
Current year expense	$2,922,591
Balance at close of period - 3/31/02		$39,671,655
Current year expense	$1,074,864
Balance at close of period - 3/31/03		$40,746,519
Current year expense	$2,630,807
Reduction for real-estate sold	(2,659,316)
Balance at close of period - 3/31/04		$40,717,965