Form 10-K, Exhibit 13
period 2005-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2005-07-15
CIK 815024

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II

LIMITED PARTNERSHIP

MARCH 31, 2005 AND 2004

(UNAUDITED)

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

American Affordable Housing II Limited Partnership

Exceptions to Certifications

The financial statements are presented as unaudited in the Form 10-K as of March 31, 2005 and 2004 and for the three years ended March 31, 2005 as the Report of the Independent Registered Public Accounting Firm could not be filed within the prescribed time period because the issuer was not able to obtain audit opinions which refer to the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) of property partnerships, in which the issuer holds noncontrolling limited partner interests. The non-affiliated local operating partnership general partners engage the accountants auditing each local operating partnership.

Historically, the audits, and the reports thereon, of the local operating partnerships were performed in accordance with Generally Accepted Auditing Standards (GAAS).

On May 11, 2005 draft guidance was issued by the Public Company Accounting Oversight Board which was confirmed on June 24, 2005 by the AICPA Center for Public Company Audit Firms, that clearly establishes the requirement for the audit reports of the operating partnerships of a Public Fund to refer to the auditing standards of the PCAOB.

The audits of the operating partnerships were performed primarily during the months of January and February and refer to Generally Accepted Auditing Standards.  We have all appropriate originally signed opinions from the operating partnerships, however, they do not refer to the auditing standards of the Public Company Accounting Oversight Board.

Our independent registered public accounting firm has performed an audit of the registrant but cannot issue an opinion in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Therefore, we are filing our 10-K as “UNAUDITED” as it is without an audit opinion.

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

(UNAUDITED)

	2005	2004
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$—	$558,536

OTHER ASSETS
Cash and cash equivalents	79,567	999,699
Other assets	368,821	—

	$448,388	$1,558,235

LIABILITY AND PARTNERS’ DEFICIT

LIABILITY
Due to affiliates (note B)	$6,850,837	$6,769,340

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(6,115,339)	(4,929,088)
General partners	(287,110)	(282,017)

	(6,402,449)	(5,211,105)

	$448,388	$1,558,235

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Year ended March 31,

(UNAUDITED)

	2005	2004	2003
Income
Interest income	$2,353	$5,200	$1,322
Miscellaneous income	14,846	27,151	5,793

	17,199	32,351	7,115

Share of losses from operating limited partnerships (note A)	(222,258)*	(31,312)*	(98,665)*

Expenses
Professional fees	71,831	72,095	33,603
General and administrative expense (note B)	28,904	11,587	15,344
Asset management fee (note B)	203,540	370,138	430,991

	(304,275)	(453,820)	(479,938)

NET LOSS	$(509,334)	$(452,781)	$(571,488)

Net loss allocated to general partners	$(5,093)	$(4,528)	$(5,715)

Net loss allocated to limited partners	$(504,241)	$(448,253)	$(565,773)

Net loss per unit of limited partnership interest	$(19.03)	$(16.91)	$(21.35)

*	During the years ended March 31, 2005, 2004 and 2003, share of losses includes $(240,011), $42,955 and $12,587, respectively, of net gain (loss) on disposition of operating partnerships.

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2005, 2004 and 2003

(UNAUDITED)

	Limited partners	General partners	Total

Partners’ deficit, March 31, 2002	$(3,915,062)	$(271,774)	$(4,186,836)

Net loss, as restated	(565,773)	(5,715)	(571,488)

Partners’ deficit, March 31, 2003, as restated	(4,480,835)	(277,489)	(4,758,324)

Net loss	(448,253)	(4,528)	(452,781)

Partners’ deficit, March 31, 2004, as restated	(4,929,088)	(282,017)	(5,211,105)

Distributions	(682,010)	—	(682,010)

Net loss	(504,241)	(5,093)	(509,334)

Partners’ deficit, March 31, 2005	$(6,115,339)	$(287,110)	$(6,402,449)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Year ended March 31,

(UNAUDITED)

	2005	2004	2003

Cash flows from operating activities
Net loss	$(509,334)	$(452,781)	$(571,488)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
provided by (used in) operating activites Share of losses from operating limited partnerships	(17,753)	74,267	111,252
Net (gain)/loss on disposition of operating limited partnerships	240,011	(42,955)	(12,587)
Increase in other assets	(102,535)	—	—
Increase in due to affiliates	81,497	452,925	445,239

Net cash provided by (used in) operating activities	(308,114)	31,456	(27,584)

Cash flows from investing activities
Advance to operating limited partnership	(5,493)	—	(5,000)
Proceeds from sale of operating limited partnerships	75,485	42,955	922,741

Net cash provided by investing activities	69,992	42,955	917,741

Cash flows from financing activities
Distributions	(682,010)	—	—

Net cash used in financing activities	(682,010)	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(920,132)	74,411	890,157

Cash and cash equivalents, beginning	999,699	925,288	35,131

Cash and cash equivalents, end	$79,567	$999,699	$925,288

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2005, 2004 and 2003

(UNAUDITED)

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

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the partnership, the realizable income tax benefit of net operating losses and the estimated residual value of the investment.

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

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For each of the three years in the period ended March 31, 2005, 26,501 units were outstanding.

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

Recent Accounting Pronouncements

As of March 31, 2004, the partnership adopted FASB Interpretation No. 46 - Revised (“FIN 46R”), “Consolidation of Variable Interest Entities.”  FIN 46R provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity (“VIE”) in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected residual returns, or both.

Based on the guidance of FIN 46R, the operating limited partnerships in which the partnership invests in meet the definition of a VIE.  However, management does not consolidate the partnership’s interests in these VIEs under FIN 46R, as it is not considered to be the primary beneficiary.  The partnership currently records the amount of its investment in these partnerships as an asset in the balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in the financial statements.

The partnership’s balance in investment in operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss.  The partnership’s exposure to loss on these partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the local general partners and their guarantee against credit recapture.

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2005, 2004 and 2003, the partnership entered into several transactions with various affiliates of the general partners, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships, to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $4,066, $45,404 and $8,278, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2005, 2004 and 2003, respectively.  At March 31, 2005 and 2004, the unpaid advances and general and administrative expenses totaled $294,599 and $290,533, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and

99% of the permanent financing at the operating limited partnership level.  At March 31, 2005 and 2004, the unpaid asset management fees totaled $6,532,788 and $6,430,057, respectively.  The fee is payable without interest as sufficient funds become available from sales or refinancing proceeds from operating limited partnerships.  The asset management fees accrued during the years ended March 31, 2005, 2004 and 2003 were $325,663, $407,522 and $436,961, respectively. These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2005, 2004 and 2003, of $122,123, $37,384 and $5,970, respectively.

During the year ended March 31, 2005, the partnership paid a sales preparation fee to Boston Capital Asset Management Limited Partnership in connection with the sale of certain operating limited partnerships.  During the year ended March 31, 2005, the amount incurred was $23,450, which remains payable.

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2005 and 2004, the partnership has limited partnership equity interests in 27 and 44 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2005 and 2004, 17 and 3, respectively, of the operating limited partnerships were sold.  All of the operating limited partnership interests disposed of during the fiscal year ended March 31, 2005 were the result of a transfer of the partnership’s limited partner interest in the operating limited partnerships. The dispositions resulted in gross cash proceeds to the partnership of $341,771, of which $266,286 was receivable at March 31, 2005, and a loss on the disposal of the assets of $240,011 for the year ended March 31, 2005.  All of the operating limited partnership interests disposed of during the fiscal year ended March 31, 2004 were the result of a transfer of the partnership’s limited partner interest in the operating limited partnerships. The dispositions resulted in cash proceeds to the partnership of $42,955, all of which had been received at March 31, 2004, and a gain on the disposal of the assets of $42,955 for the year ended March 31, 2004.

Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2005 and 2004.  The partnership has no further obligation to make any additional contributions.

The partnership’s investments in operating limited partnerships at March 31, 2005 and 2004 are summarized as follows:

	2005	2004

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $119,977 and $213,468, respectively	$8,086,450	$18,550,924
Acquisition costs of operating limited partnerships	951,628	2,492,705
Cumulative losses from operating limited partnerships	(9,004,333)	(20,412,120)
Cumulative distributions from operating limited partnerships	(33,745)	(72,973)

Investment per balance sheet	—	558,536

Acquisition costs not included in net assets of operating limited partnerships (see note A)	58,157	114,961
Loss from operating limited partnerships of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 which the operating limited partnerships have not included in partners’ capital (see note A)	474,085	1,128,775
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	84,118	118,338
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(8,995,539)	(18,704,853)
Other adjustments	(253,252)	(493,421)

Capital (deficit) per operating limited partnerships’ combined financial statements	$(8,632,431)	$(17,277,664)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2004 and 2003 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2004	2003
ASSETS

Buildings and improvements, net of accumulated depreciation of $21,691,147 and $40,717,965	$22,887,632	$42,772,123
Land	2,922,621	3,898,725
Other assets	2,588,100	4,550,233

	$28,398,353	$51,221,081

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$33,780,084	$61,003,223
Accounts payable and accrued expenses	1,726,576	4,628,428
Other liabilities	1,212,201	2,336,841

	36,718,861	67,968,492

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(8,632,431)	(17,277,664)
Other partners	311,923	530,253

	(8,320,508)	(16,747,411)

	$28,398,353	$51,221,081

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2004, 2003 and 2002 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2004	2003	2002
Revenue
Rental	$4,824,677	$9,865,162	$10,723,139
Interest and other	204,756	382,856	460,034

	5,029,433	10,248,018	11,183,173

Expenses
Interest	918,282	2,423,236	2,749,794
Depreciation and amortization	1,354,370	2,733,300	3,087,814
Taxes and insurance	755,915	1,499,545	1,588,809
Repairs and maintenance	1,095,692	2,084,710	2,012,988
Operating expenses	1,926,720	4,172,735	4,399,298

	6,050,979	12,913,526	13,838,703

NET LOSS	$(1,021,546)	$(2,665,508)	$(2,655,530)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(1,003,114)	$(2,600,758)	$(2,613,354)

Net loss allocated to other partners	$(18,432)	$(64,750)	$(42,176)

*                 Amount includes $1,003,114, $2,526,491 and $2,502,103 for the years ended December 31, 2004, 2003 and 2002, respectively, of loss not recognized under the equity method of accounting as described in note A.

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN

For income tax purposes, the partnership reports using a December 31 year-end.  The partnership’s net loss for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2005	2004	2003

Net loss for financial reporting purposes	$(509,334)	$(452,781)	$(522,738)

Operating limited partnership rents received in advance	(1,788)	(32,865)	43,534

Related party expenditures	(4,131)	41,015	79,231

Asset management fee not deductible for tax purposes until paid	102,731	407,523	436,961

Excess of tax depreciation over book depreciation on operating limited partnership assets	(252,109)	(232,259)	(400,888)

Difference due to fiscal year for book purposes and calendar year for tax purposes	7,579,517	1,347,152	(93,446)

Operating limited partnership net loss not allowed for financial reporting under equity method	(1,003,114)	(2,526,491)	(2,502,103)

Other	151,439	(52,273)	(63,412)

Net income (loss) for income tax purposes	$6,063,211	$(1,500,979)	$(3,022,861)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes.  At March 31, 2005 and 2004, the differences are as follows:

	2005	2004

Investments in operating limited partnerships - tax basis	$(15,230,229)	$(21,468,795)

Add back losses not recognized under the equity method	8,995,539	18,704,853

Estimated share of loss of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 due to fiscal year reporting	(474,085)	(1,128,775)

Historic tax credits	651,016	651,016

Other	6,057,759	3,800,237

Investments in operating limited partnerships - as reported	$—	$558,536

NOTE E - PRIOR PERIOD ADJUSTMENT

The accompanying financial statements for 2003 have been restated to correct an error resulting from the disposition of a partnership interest.  The sales preparation fee payable to an affiliate of the general partner of $48,750 was not accrued in connection with the disposition.  The effect of the restatement was to increase the net loss for the year ended March 31, 2003 by $48,750 and increase the net loss per unit of limited partnership interest by $1.82.

NOTE F - QUARTERLY FINANCIAL INFORMATION - UNAUDITED

The following is a summary of the results of operations for each of the four quarters for the years indicated:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2005

Total revenue	$5,499	$3,069	$8,284	$347

Income (loss) from operations	(96,927)	(144,835)	(54,312)	8,998

Equity in income (loss) of investments in operating partnerships	17,114	(574,401)	25,485	309,544

Net income (loss)	(79,813)	(719,236)	(28,827)	318,542

Net income (loss) per unit of limited partnership interest	(2.98)	(26.87)	(1.08)	11.90

2004

Total revenue	$4,470	$1,046	$19,706	$7,129

Loss from operations	(119,317)	(121,287)	(88,503)	(92,362)

Equity in income (loss) of investments in operating partnerships	(69,535)	3,868	(2,873)	37,228

Net loss	(188,852)	(117,419)	(91,376)	(55,134)

Net loss per unit of limited partnership interest	(7.05)	(4.39)	(3.41)	(2.06)

2003

Total revenue	$232	$3,894	$2	$2,987

Loss from operations	(115,874)	(124,729)	(119,151)	(113,069)

Equity in income (loss) of investments in operating partnerships	(46,800)	(58,703)	(35,252)	90,840

Net loss	(162,674)	(183,432)	(154,403)	(22,229)

Net loss per unit of limited partnership interest	(6.08)	(6.85)	(5.77)	(0.83)

17

Exhibit 13

American Affordable Housing II Limited Partnership

Schedule III - Real Estate and Accumulated Depreciation

March 31, 2005

(UNAUDITED)

				Cost
				capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
	Encum-		Buildings and	acquisition		Buildings and		Accumulated	Date of	Date	depreciation
Description	brances	Land	improvements	Improvements	Land	improvements	Total	depreciation	construction	acquired	is computed
ANTHONY GARDEN APARTMENTS	3,769,449	501,332	2,632,779	1,727,786	501,322	4,360,565	4,861,887	1,640,751	Mar-89	Oct-88	5-50

BELEN APARTMENTS	1,461,400	54,000	1,468,653	724,671	93,322	2,193,324	2,286,646	1,315,755	Dec-88	Dec-88	5-27.5

BOARDMAN LAKE II APARTMENTS	959,790	60,200	590,096	681,147	60,200	1,271,243	1,331,443	793,958	May-89	Oct-88	5-27.5

BOWDOINHAM ASSOCIATES	1,250,686	95,132	966,112	751,733	65,132	1,717,845	1,782,977	812,506	May-89	Nov-88	5-27.5

BRIDGEVIEW II	753,983	12,000	1,012,110	16,826	12,000	1,028,936	1,040,936	678,797	May-88	Aug-88	5-27.5

BROOKHOLLOW MANOR, LTD	1,334,959	25,080	1,003,839	695,258	25,080	1,699,097	1,724,177	806,883	Aug-88	Oct-88	5-27.5

DEER CROSSING ASSOCIATES	1,156,504	73,102	1,565,336	172,169	74,101	1,737,505	1,811,606	745,323	Apr-89	Apr-89	5-27.5

EAST CHINA TOWNSHIP	880,111	52,039	1,140,464	23,444	52,039	1,163,908	1,215,947	746,623	Nov-88	Aug-88	5-27.5

HARBOR HILL ASSOCIATES	1,193,160	65,132	1,443,798	207,638	65,132	1,651,436	1,716,568	801,546	Feb-89	Nov-88	5-27.5

				Cost
				capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
	Encum-		Buildings and	acquisition		Buildings and		Accumulated	Date of		depreciation
Description	Brances	Land	improvements	Improvements	Land	improvements	Total	depreciation	construction	Date acquired	is computed
IMMOKALEE RRH, LTD.	1,291,202	107,000	1,573,636	93,789	107,000	1,667,425	1,774,425	731,033	Mar-88	May-88	5-27.5

KERSEY APARTMENTS	1,186,801	90,000	1,270,768	319,413	122,883	1,590,181	1,713,064	927,883	Oct-88	Oct-88	5-27.5

LAKE HAVASU INVESTMENT GRP	1,698,533	176,845	1,595,306	21,464	176,845	1,616,770	1,793,615	659,802	Apr-88	Mar-88	5-50

LOVINGTON HOUSING ASSOC.	1,041,843	30,000	1,464,954	114,650	30,000	1,579,604	1,609,604	666,695	Feb-89	Feb-89	5-27.5

MAPLE TREE ASSOCIATES	1,210,339	65,132	1,464,954	285,215	65,132	1,750,169	1,815,301	805,120	Apr-89	May-89	5-27.5

MICHELLE MANOR APARTMENTS	886,824	131,945	1,009,687	1,304	131,945	1,010,991	1,142,936	390,106	Sep-88	Oct-88	5-50

MIDDLEBURG ASSOCIATES, LTD.	1,386,288	104,000	1,155,947	357,594	104,000	1,513,541	1,617,541	861,956	Mar-89	Oct-88	5-27.5

NICOLLET ISLAND HISTORIC HMS	956,000	0	1,875,059	202,795	0	2,077,854	2,077,854	1,012,733	Dec-88	Nov-88	7-27.5

PAIGE HALL LTD (56% JV INTER)	2,253,150	633,666	2,544,140	343,737	633,666	2,887,877	3,521,543	1,568,548	Apr-89	Mar-89	7-27.5

PERRAMOND ASSOCIATES	1,156,396	88,813	1,487,597	171,160	28,000	1,658,757	1,686,757	779,565	Apr-89	Apr-89	7-27.5

				Cost
				capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
	Encumbr-		Buildings and	acquisition		Buildings and		Accumulated	Date of	Date	depreciation
Description	ances	Land	improvements	Improvements	Land	improvements	Total	depreciation	construction	acquired	is computed
PINE KNOLL DEVELOPMENT CO	1,334,584	45,000	803,220	793,823	199,301	1,597,043	1,796,344	861,682	May-89	Oct-88	5-27.5

PLATTEVILLE APARTMENTS	543,273	45,000	659,035	87,410	51,609	746,445	798,054	454,892	Oct-88	Oct-88	5-27.5

SARA PEPPER ASSOCIATES	619,280	67,200	740,378	91,205	22,000	831,583	853,583	396,148	Mar-88	May-88	5-27.5

SHELBYVILLE FH, LTD.	598,595	13,000	736,830	0	13,000	736,830	749,830	324,021	Jul-88	Oct-88	5-27.5

SILVER PINES ASSOCIATES	1,351,776	170,050	1,684,846	224,021	98,500	1,908,867	2,007,367	843,570	Aug-88	Aug-88	5-27.5

SUNCREST, LTD.	947,412	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694	500,118	May-88	Oct-88	5-27.5

WARREN PROPERTIES, LTD.	1,371,145	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147	736,498	Oct-88	Oct-88	5-27.5

WILDER ASSOCIATES	1,186,601	62,947	1,519,472	257,670	70,412	1,777,142	1,847,554	828,635	Jan-89	Nov-88	5-27.5

	33,780,084	2,888,615	36,198,961	8,379,818	2,922,621	44,578,779	47,501,400	21,691,147

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2004.

There we no carrying costs as of December 31, 2004. The Column has been omitted for presentation purposes.

Notes to Schedule III

American Affordable Housing II Limited Partnership

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387
Deductions during period:
Cost of real estate sold	$0
Other*	0
		0
Balance at close of period - 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0
		$230,965
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0
		$237,425
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/95		$101,044,447

Balance at close of period - 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0
		$367,972
Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)
		(6,863,277)
Balance at close of period - 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0
		$246,897
Deductions during period:
Cost of real estate sold	$0
Other	(383,000)
		(383,000)
Balance at close of period - 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0
		$821,235
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/98		$95,234,274

Balance at close of period - 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0
		$571,607
Deductions during period:
Cost of real estate sold	$0
Other	(883,522)
		(883,522)
Balance at close of period - 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0
		$399,702
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0
		$895,151
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/01		$96,217,212

Balance at close of period - 3/31/01		$96,217,212
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	483,686
Other	0
		$483,686
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/02		$96,700,898
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	484,176
Other	0
		$484,176
Deductions during period:
Cost of real estate sold	$(4,661,821)
Other	0
		(4,661,821)
Balance at close of period - 3/31/03		$92,523,253
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	371,818
Other	0
		$371,818
Deductions during period:
Cost of real estate sold	$(5,506,258)
Other	0
		(5,506,258)
Balance at close of period - 3/31/04		$87,388,813

Balance at close of period - 3/31/04		$87,388,813
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	347,366
Other	0
		$347,366
Deductions during period:
Cost of real estate sold	$(40,234,779)
Other	0
		(40,234,779)
Balance at close of period - 3/31/05		$47,501,400

Notes to Schedule III

American Affordable Housing II Limited Partnership

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/92		$11,032,545
Current year expense	$3,313,285
Balance at close of period - 3/31/93		$14,345,830
Current year expense	$3,266,272
Balance at close of period - 3/31/94		$17,612,102
Current year expense	$3,206,264
Balance at close of period - 3/31/95		$20,818,366
Current year expense	$1,831,578
Balance at close of period - 3/31/96		$22,649,944
Current year expense	$2,951,028
Balance at close of period - 3/31/97		$25,600,972
Current year expense	$2,826,160
Balance at close of period - 3/31/98		$28,427,132
Current year expense	$2,572,341
Balance at close of period - 3/31/99		$30,999,473
Current year expense	$2,899,088
Balance at close of period - 3/31/00		$33,898,561
Current year expense	$2,850,503
Balance at close of period - 3/31/01		$36,749,064
Current year expense	$2,922,591
Balance at close of period - 3/31/02		$39,671,655
Current year expense	$1,074,864
Balance at close of period - 3/31/03		$40,746,519
Current year expense	$2,630,807
Reduction for real-estate sold	(2,659,316)
Balance at close of period - 3/31/04		$40,717,965
Current year expense	$1,307,501
Reduction for real-estate sold	(20,334,319)
Balance at close of period - 3/31/05		$21,691,147