Form 10-K, Exhibit 13
period 2006-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2006-12-21
CIK 815024

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
AMERICAN AFFORDABLE HOUSING II
LIMITED PARTNERSHIP
MARCH 31, 2006 AND 2005

American Affordable Housing II Limited Partnership
Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners
American Affordable Housing II
 Limited Partnership
     We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2006 and 2005, and the related statements of operations, changes in partners’ deficit and cash flows for each of the three years in the period ended March 31, 2006. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain operating limited partnerships which investments represent $0 and $0, respectively, of the total assets as of March 31, 2006 and 2005, and $0, $0 and $56,418, respectively, of the total loss for each of the three years in the period ended March 31, 2006. Those financial statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to those operating limited partnerships, is based solely on the reports of the other auditors.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.
     In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15 (a) in the index are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, based on our audit and the reports of other auditors, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.
/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.
Bethesda, Maryland
November 30, 2006

American Affordable Housing II Limited Partnership
BALANCE SHEETS
March 31,

	2006	2005
ASSETS
INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	197,409	79,567
Other assets	—	368,821

	$197,409	$448,388

LIABILITY AND PARTNERS’ DEFICIT
LIABILITY
Due to affiliates	$6,816,453	$6,854,825

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(6,330,832)	(6,119,287)
General partners	(288,212)	(287,150)

	(6,619,044)	(6,406,437)

	$197,409	$448,388

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF OPERATIONS
Year ended March 31,

	2006	2005	2004
Income
Interest income	$988	$2,353	$5,200
Miscellaneous income	1,958	14,846	27,151

	2,946	17,199	32,351

Share of gains (losses) from operating limited partnerships	90,566	(287,257)	(31,312)

Expenses
Professional fees	26,759	71,831	72,095
General and administrative expense	14,962	16,643	11,587
Asset management fee	158,024	203,540	370,138

	(199,745)	(292,014)	(453,820)

NET LOSS	$(106,233)	$(562,072)	$(452,781)

Net loss allocated to general partners	$(1,062)	$(5,621)	$(4,528)

Net loss allocated to limited partners	$(105,171)	$(556,451)	$(448,253)

Net loss per unit of limited partnership interest	$(3.97)	$(21.00)	$(16.91)

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
Years ended March 31, 2006, 2005 and 2004

	Limited	General
	partners	partners	Total
Partners’ deficit, March 31, 2003	$(4,432,573)	$(277,001)	$(4,709,574)

Net loss	(448,253)	(4,528)	(452,781)

Partners’ deficit, March 31, 2004	(4,880,826)	(281,529)	(5,162,355)

Distributions	(682,010)	—	(682,010)

Net loss	(556,451)	(5,621)	(562,072)

Partners’ deficit, March 31, 2005	(6,119,287)	(287,150)	(6,406,437)

Distributions	(106,374)	—	(106,374)

Net loss	(105,171)	(1,062)	(106,233)

Partners’ deficit, March 31, 2006	$(6,330,832)	$(288,212)	$(6,619,044)

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF CASH FLOWS
Year ended March 31,

	2006	2005	2004
Cash flows from operating activities
Net loss	$(106,233)	$(562,072)	$(452,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gains) losses from operating limited partnerships	(90,566)	287,257	31,312
(Increase)/decrease in other assets	126,494	(102,535)	—
Increase/(decrease) in due to affiliates	(38,372)	121,974	452,925

Net cash provided by (used in) operating activities	(108,677)	(255,376)	31,456

Cash flows from investing activities
Advance to operating limited partnership	—	(5,493)	—
Proceeds from disposition of operating limited partnerships	332,893	22,747	42,955

Net cash provided by investing activities	332,893	17,254	42,955

Cash flows from financing activities
Distributions	(106,374)	(682,010)	—

Net cash used in financing activities	(106,374)	(682,010)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	117,842	(920,132)	74,411

Cash and cash equivalents, beginning	79,567	999,699	925,288

Cash and cash equivalents, end	$197,409	$79,567	$999,699

See notes to financial statements

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS
March 31, 2006, 2005 and 2004
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
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

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
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

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
As of March 31, 2004, the partnership adopted FASB Interpretation No. 46 — Revised (“FIN 46R”), “Consolidation of Variable Interest Entities.” FIN 46R provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity (“VIE”) in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected residual returns, or both.
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
Cash Equivalents
Cash equivalents include money market accounts having original maturities at their acquisition dates of three months or less. During the normal course of business, amounts on deposit may exceed the FDIC insured amounts.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Net Loss per Unit of Limited Partnership Interest
Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding. For each of the three years in the period ended March 31, 2006, 26,501 units were outstanding.
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
NOTE B — RELATED PARTY TRANSACTIONS
During the years ended March 31, 2006, 2005 and 2004, the partnership entered into several transactions with various affiliates of the general partners, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:
Advances to operating limited partnerships, to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $4,105, $4,066 and $1,961, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2006, 2005 and 2004, respectively. At March 31, 2006 and 2005, the unpaid advances and general and administrative expenses totaled $298,704 and $370,787, respectively.
An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership. The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
99% of the permanent financing at the operating limited partnership level. At March 31, 2006 and 2005, the unpaid asset management fees totaled $6,517,749 and $6,484,038, respectively. The fee is payable without interest as sufficient funds become available from sales or refinancing proceeds from operating limited partnerships. The asset management fees accrued during the years ended March 31, 2006, 2005 and 2004 were $203,701, $325,663 and $407,522, respectively. These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2006, 2005 and 2004, of $45,677, $122,123 and $37,384, respectively.
The Partnership had previously recorded and paid BCAMLP in connection with the disposition of certain Operating Partnerships certain amounts which were incorrectly referred to as sales preparation fees. The payments were actually for reimbursement of overhead and salary expenses incurred by Boston Capital and its Affiliates in connection with the disposition of the related Operating Partnerships.
During the current period, management of Boston Capital decided to discontinue requesting reimbursement for overheard and salary expenses related to the disposition of assets. Additionally, Boston Capital’s management has decided to reimburse all previous reimbursements for such items by reducing other liabilities due to Boston Capital and its Affiliates from the Partnership. During the year ended March 31, 2006, the amount reimbursed was $23,959.
During the year ended March 31, 2005, the partnership reimbursed Boston Capital Asset Management Limited Partnership for overhead and salary expenses in connection with the sale of certain operating limited partnerships. During the year ended March 31, 2005, the amount incurred was $23,450.
During the year ended March 31, 2004, the partnership reimbursed Boston Capital Asset Management Limited Partnership for overhead and salary expenses in connection with the sale of certain operating limited partnerships. During the year ended March 31, 2004, the amount incurred was $509.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS
At March 31, 2006 and 2005, the partnership has limited partnership equity interests in 26 and 27 operating limited partnerships, respectively, which own apartment complexes. During the fiscal years ended March 31, 2006 and 2005, 1 and 17, respectively, of the operating limited partnerships were sold. The operating limited partnership interest disposed of during the fiscal year ended March 31, 2006 was the result of a transfer of the partnership’s limited partner interest in the operating limited partnership. The disposition resulted in cash proceeds to the partnership of $66,607, all of which had been received at March 31, 2006, and a gain on the disposal of the assets of $66,607 for the year ended March 31, 2006.
The operating limited partnership interests disposed of during the fiscal year ended March 31, 2005 were the result of a transfer of the partnership’s limited partner interests in the operating limited partnerships. The dispositions resulted in cash proceeds to the partnership of $289,033, of which $266,286 was receivable at March 31, 2005, and a loss on the disposal of the assets of $292,749 for the year ended March 31, 2005.
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
Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships. These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations. All contributions have been made to the operating limited partnerships as of March 31, 2006 and 2005. The partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The partnership’s investments in operating limited partnerships at March 31, 2006 and 2005 are summarized as follows:

	2006	2005
Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $119,977	$7,614,114	$8,086,450
Acquisition costs of operating limited partnerships	898,857	951,628
Cumulative losses from operating limited partnerships	(8,479,505)	(9,004,333)
Cumulative distributions from operating limited partnerships	(33,466)	(33,745)

Investment per balance sheet	—	—

Acquisition costs not included in net assets of operating limited partnerships (see note 1)	17,156	58,157
Loss from operating limited partnerships of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 which the operating limited partnerships have not included in partners’ capital (see note 1)	474,085	474,085
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note 1)	84,118	84,118
Loss of operating limited partnerships not recognized under the equity method of accounting (see note 1)	(9,368,214)	(8,995,539)
Other adjustments	(172,042)	(253,252)

Capital (deficit) per operating limited partnerships’ combined financial statements	$(8,964,897)	$(8,632,431)

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized balance sheets of the operating limited partnerships at December 31, 2005 and 2004 are as follows:
COMBINED SUMMARIZED BALANCE SHEETS

	2005	2004
ASSETS

Buildings and improvements, net of accumulated depreciation of $21,331,744 and $21,691,147	$20,644,193	$22,887,632
Land	2,341,760	2,922,621
Other assets	2,423,319	2,588,100

	$25,409,272	$28,398,353

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$31,411,647	$33,780,084
Accounts payable and accrued expenses	1,298,902	1,726,576
Other liabilities	1,216,835	1,212,201

	33,927,384	36,718,861

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(8,964,897)	(8,632,431)
Other partners	446,785	311,923

	(8,518,112)	(8,320,508)

	$25,409,272	$28,398,353

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2005, 2004 and 2003 are as follows:
COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2005	2004	2003
Revenue
Rental	$4,734,775	$4,824,677	$9,865,162
Interest and other	162,534	204,756	382,856

	4,897,309	5,029,433	10,248,018

Expenses
Interest	897,127	918,282	2,423,236
Depreciation and amortization	1,260,496	1,354,370	2,733,300
Taxes and insurance	766,231	755,915	1,499,545
Repairs and maintenance	982,306	1,095,692	2,084,710
Operating expenses	1,855,068	1,926,720	4,172,735

	5,761,228	6,050,979	12,913,526

NET LOSS	$(863,919)	$(1,021,546)	$(2,665,508)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(875,197)	$(1,003,114)	$(2,600,758)

Net loss allocated to other partners	$11,278	$(18,432)	$(64,750)

*	Amount includes $875,197, $1,003,114, and $2,526,491 for the years ended December 31, 2005, 2004 and 2003, respectively, of loss not recognized under the equity method of accounting as described in note A.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE D — RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN
For income tax purposes, the partnership reports using a December 31 year-end. The partnership’s net loss for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2006	2005	2004
Net loss for financial reporting purposes	$(106,233)	$(562,072)	$(452,781)

Operating limited partnership rents received in advance	104	(1,788)	(32,865)

Related party expenditures	8,870	(4,131)	41,015

Asset management fee not deductible for tax purposes until paid	57,670	102,731	407,523

Excess of tax depreciation over book depreciation on operating limited partnership assets	(219,787)	(252,109)	(232,259)

Difference due to fiscal year for book purposes and calendar year for tax purposes	3,691,935	7,579,517	1,347,152

Operating limited partnership net loss not allowed for financial reporting under equity method	(875,197)	(1,003,114)	(2,526,491)

Other	30,013	204,177	(52,273)

Net income (loss) for income tax purposes	$2,587,375	$6,063,211	$(1,500,979)

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE D — RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN (Continued)
The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes. At March 31, 2006 and 2005, the differences are as follows:

	2006	2005
Investments in operating limited partnerships — tax basis	$(13,036,344)	$(15,230,229)

Add back losses not recognized under the equity method	9,368,214	8,995,539

Estimated share of loss of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 due to fiscal year reporting	(474,085)	(474,085)

Historic tax credits	651,016	651,016

Other	3,491,199	6,057,759

Investments in operating limited partnerships — as reported	$—	$—

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006, 2005 and 2004
NOTE E — QUARTERLY FINANCIAL INFORMATION — UNAUDITED
     The following is a summary of the results of operations for each of the four quarters for the years indicated:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2006

Total revenue	$325	$371	$293	$1,957

Loss from operations	(47,263)	(65,694)	(35,317)	(48,525)

Share of gains (losses) from operating limited partnerships	—	—	66,607	23,959

Net loss	(47,263)	(65,694)	31,290	(24,566)

Net loss per unit of limited partnership interest	(1.77)	(2.45)	1.17	(0.92)

2005

Total revenue	$5,499	$3,069	$8,294	$337

Income (loss) from operations	(96,927)	(144,835)	(54,312)	8,998

Share of gains (losses) from operating limited partnerships	17,114	(574,401)	25,485	244,545

Net income (loss)	(79,813)	(719,236)	(28,827)	265,804

Net income (loss) per unit of limited partnership interest	(2.98)	(26.87)	(1.08)	10.00

2004

Total revenue	$4,470	$1,046	$19,706	$7,129

Loss from operations	(119,317)	(121,287)	(88,503)	(92,362)

Share of gains (losses) from operating limited partnerships	(69,535)	3,868	(2,873)	37,228

Net loss	(188,852)	(117,419)	(91,376)	(55,134)

Net loss per unit of limited partnership interest	(7.05)	(4.39)	(3.41)	(2.06)

American Affordable Housing II Limited Partnership
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

ANTHONY GARDEN APARTMENTS	3,769,449	501,332	2,632,779	1,727,786	501,322	4,360,565	4,861,887	1,720,162	Mar-89	Oct-88	5-50
BELEN APARTMENTS	1,456,759	54,000	1,468,653	767,444	96,921	2,236,097	2,333,018	1,414,285	Dec-88	Dec-88	5-27.5
BOARDMAN LAKE II APARTMENTS	956,005	60,200	590,096	711,384	60,200	1,301,480	1,361,680	834,292	May-89	Oct-88	5-27.5
BOWDOINHAM ASSOCIATES	1,245,077	95,132	966,112	779,274	65,632	1,745,386	1,811,018	859,825	May-89	Nov-88	5-27.5
BRIDGEVIEW II	750,320	12,000	1,012,110	16,059	12,000	1,028,169	1,040,169	709,982	May-88	Aug-88	5-27.5
BROOKHOLLOW MANOR, LTD	1,329,110	25,080	1,003,839	709,888	25,080	1,713,727	1,738,807	864,707	Aug-88	Oct-88	5-27.5
DEER CROSSING ASSOCIATES	1,151,270	73,102	1,565,336	209,210	74,101	1,774,546	1,848,647	805,306	Apr-89	Apr-89	5-27.5
EAST CHINA TOWNSHIP	876,466	52,039	1,140,464	23,444	52,039	1,163,908	1,215,947	783,620	Nov-88	Aug-88	5-27.5
HARBOR HILL ASSOCIATES	1,187,674	65,132	1,443,798	224,947	65,132	1,668,745	1,733,877	847,043	Feb-89	Nov-88	5-27.5

American Affordable Housing II Limited Partnership
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed
IMMOKALEE RRH, LTD.	1,285,395	107,000	1,573,636	93,789	107,000	1,667,425	1,774,425	773,769	Mar-88	May-88	5-27.5
KERSEY APARTMENTS	1,183,061	90,000	1,270,768	336,545	155,089	1,607,313	1,762,402	994,338	Oct-88	Oct-88	5-27.5
LAKE HAVASU INVESTMENT GRP	1,696,584	176,845	1,595,306	21,464	176,845	1,616,770	1,793,615	690,247	Apr-88	Mar-88	5-50
LOVINGTON HOUSING ASSOC.	1,030,456	30,000	1,464,954	128,727	30,000	1,593,681	1,623,681	709,795	Feb-89	Feb-89	5-27.5
MAPLE TREE ASSOCIATES	1,204,912	65,132	1,464,954	301,753	65,132	1,766,707	1,831,839	854,865	Apr-89	May-89	5-27.5
MICHELLE MANOR APARTMENTS	882,583	131,945	1,009,687	1,305	131,945	1,010,992	1,142,937	410,696	Sep-88	Oct-88	5-50
MIDDLEBURG ASSOCIATES, LTD.	1,380,811	104,000	1,155,947	359,476	104,000	1,515,423	1,619,423	914,886	Mar-89	Oct-88	5-27.5
NICOLLET ISLAND HISTORIC HMS	956,000	0	1,875,059	202,795	0	2,077,854	2,077,854	1,089,218	Dec-88	Nov-88	7-27.5
PERRAMOND ASSOCIATES	1,151,162	88,813	1,487,597	201,875	28,000	1,689,472	1,717,472	840,764	Apr-89	Apr-89	7-27.5

American Affordable Housing II Limited Partnership
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

PINE KNOLL DEVELOPMENT CO	1,329,322	45,000	803,220	786,323	215,801	1,589,543	1,805,344	862,454	May-89	Oct-88	5-27.5
PLATTEVILLE APARTMENTS	541,986	45,000	659,035	88,432	51,609	747,467	799,076	483,612	Oct-88	Oct-88	5-27.5
SARA PEPPER ASSOCIATES	616,176	67,200	740,378	99,366	22,000	839,744	861,744	427,018	Mar-88	May-88	5-27.5
SHELBYVILLE FH, LTD.	596,032	13,000	736,830	0	13,000	736,830	749,830	341,557	Jul-88	Oct-88	5-27.5
SILVER PINES ASSOCIATES	1,345,989	170,050	1,684,846	228,697	98,500	1,913,543	2,012,043	904,284	Aug-88	Aug-88	5-27.5
SUNCREST, LTD.	942,293	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694	527,853	May-88	Oct-88	5-27.5
WARREN PROPERTIES, LTD.	1,365,371	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147	775,297	Oct-88	Oct-88	5-27.5
WILDER ASSOCIATES	1,181,384	62,947	1,519,472	287,237	70,412	1,806,709	1,877,121	891,869	Jan-89	Nov-88	5-27.5

	31,411,647	2,254,949	33,654,821	8,321,116	2,341,760	41,975,937	44,317,697	21,331,744

     Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2005.
     There we no carrying costs as of December 31, 2005. The Column has been omitted for presentation purposes.

Notes to Schedule III
American Affordable Housing II Limited Partnership
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387
Deductions during period:
Cost of real estate sold	$0
Other*	0

		0

Balance at close of period — 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0

		$230,965
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0

		$237,425
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/95		$101,044,447

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0

		$367,972
Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)

		(6,863,277)

Balance at close of period — 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0

		$246,897
Deductions during period:
Cost of real estate sold	$0
Other	(383,000)

		(383,000)

Balance at close of period — 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0

		$821,235
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/98		$95,234,274

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0

		$571,607
Deductions during period:
Cost of real estate sold	$0
Other	(883,522)

		(883,522)

Balance at close of period — 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0

		$399,702
Deductions during period:
Cost of real estate sold	$0
Other	0
		0

Balance at close of period — 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0

		$895,151
Deductions during period:
Cost of real estate sold	$0
Other	0
		0

Balance at close of period — 3/31/01		$96,217,212

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/01		$96,217,212
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	483,686
Other	0

		$483,686
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/02		$96,700,898
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	484,176
Other	0

		$484,176
Deductions during period:
Cost of real estate sold	$(4,661,821)
Other	0

		(4,661,821)

Balance at close of period — 3/31/03		$92,523,253
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	371,818
Other	0

		$371,818
Deductions during period:
Cost of real estate sold	$(5,506,258)
Other	0

		(5,506,258)

Balance at close of period — 3/31/04		$87,388,813

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/04		$87,388,813

Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	347,366
Other	0

		$347,366
Deductions during period:
Cost of real estate sold	$(40,234,779)
Other	0

		(40,234,779)

Balance at close of period — 3/31/05		$47,501,400
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	337,840
Other	0

		$337,840
Deductions during period:
Cost of real estate sold	$(3,521,543)
Other	0

		(3,521,543)

Balance at close of period — 3/31/06		$44,317,697

Notes to Schedule III
American Affordable Housing II Limited Partnership
Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/92		$11,032,545
Current year expense	$3,313,285

Balance at close of period — 3/31/93		$14,345,830
Current year expense	$3,266,272

Balance at close of period — 3/31/94		$17,612,102
Current year expense	$3,206,264

Balance at close of period — 3/31/95		$20,818,366
Current year expense	$1,831,578

Balance at close of period — 3/31/96		$22,649,944
Current year expense	$2,951,028

Balance at close of period — 3/31/97		$25,600,972
Current year expense	$2,826,160

Balance at close of period — 3/31/98		$28,427,132
Current year expense	$2,572,341

Balance at close of period — 3/31/99		$30,999,473
Current year expense	$2,899,088

Balance at close of period — 3/31/00		$33,898,561
Current year expense	$2,850,503

Balance at close of period — 3/31/01		$36,749,064
Current year expense	$2,922,591

Balance at close of period — 3/31/02		$39,671,655
Current year expense	$1,074,864

Balance at close of period — 3/31/03		$40,746,519
Current year expense	$2,630,807
Reduction for real-estate sold	(2,659,316)

Balance at close of period — 3/31/04		$40,717,965
Current year expense	$1,307,501
Reduction for real-estate sold	(20,334,319)

Balance at close of period — 3/31/05		$21,691,147
Current year expense	$1,209,145
Reduction for real-estate sold	(1,568,548)

Balance at close of period — 3/31/06		$21,331,744