Form 10-K, Exhibit 13
period 2007-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2007-07-16
CIK 815024

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
AMERICAN AFFORDABLE HOUSING II
LIMITED PARTNERSHIP
MARCH 31, 2007 AND 2006

American Affordable Housing II Limited Partnership
Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners
American Affordable Housing II
  Limited Partnership
     We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2007 and 2006, and the related statements of operations, changes in partners’ deficit and cash flows for each of the three years in the period ended March 31, 2007. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15 (a) in the index are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.
/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.
Bethesda, Maryland
July 16, 2007

American Affordable Housing II Limited Partnership
BALANCE SHEETS
March 31,
(AUDITED)

	2007	2006

ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	468,159	197,409
Other assets	—	—

	$468,159	$197,409

LIABILITY AND PARTNERS’ DEFICIT

LIABILITIES
Accounts payable	$7,500	$—
Due to affiliates	6,991,012	6,816,453

	$6,998,512	$6,816,453

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding — 26,501 units	(6,243,028)	(6,330,832)
General partner	(287,325)	(288,212)

	(6,530,353)	(6,619,044)

	$468,159	$197,409

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF OPERATIONS
Year ended March 31,

	2007	2006	2005

Income
Interest income	$5,299	$988	$2,353
Miscellaneous income	21,784	1,958	14,846

	27,083	2,946	17,199

Share of gains (losses) from operating limited partnerships	201,308	90,566	(287,257)

Expenses
Professional fees	34,279	26,759	71,831
General and administrative expense	26,415	14,962	16,643
Asset management fee	79,006	158,024	203,540

	(139,700)	(199,745)	(292,014)

NET INCOME (LOSS)	$88,691	$(106,233)	$(562,072)

Net loss allocated to general partner	$887	$(1,062)	$(5,621)

Net loss allocated to limited partners	$87,804	$(105,171)	$(556,451)

Net loss per unit of limited partnership interest	$3.31	$(3.97)	$(21.00)

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT
Years ended March 31, 2007, 2006 and 2005

	Limited	General
	partners	partner	Total

Partners’ deficit, March 31, 2004	(4,880,826)	(281,529)	(5,162,355)

Distributions	(682,010)	—	(682,010)

Net loss	(556,451)	(5,621)	(562,072)

Partners’ deficit, March 31, 2005	(6,119,287)	(287,150)	(6,406,437)

Distributions	(106,374)	—	(106,374)

Net loss	(105,171)	(1,062)	(106,233)

Partners’ deficit, March 31, 2006	(6,330,832)	(288,212)	(6,619,044)

Distributions	—	—	—

Net income	87,804	887	88,691

Partners’ deficit, March 31, 2007	$(6,243,028)	$(287,325)	$(6,530,353)

See notes to financial statements

American Affordable Housing II Limited Partnership
STATEMENTS OF CASH FLOWS
Year ended March 31,

	2007	2006	2005

Cash flows from operating activities
Net income (loss)	$88,691	$(106,233)	$(562,072)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activites
Share of (gains) losses from operating limited partnerships	(201,308)	(90,566)	287,257
(Increase)/decrease in other assets	—	126,494	(102,535)
Increase/(decrease) in accounts payable	7,500	—	—
Increase/(decrease) in due to affiliates	174,559	(38,372)	121,974

Net cash provided by (used in) operating activities	69,442	(108,677)	(255,376)

Cash flows from investing activities
Advance to operating limited partnership	—	—	(5,493)
Proceeds from disposition of operating limited partnerships	201,308	332,893	22,747

Net cash provided by investing activities	201,308	332,893	17,254

Cash flows from financing activities
Distributions	—	(106,374)	(682,010)

Net cash used in financing activities	—	(106,374)	(682,010)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	270,750	117,842	(920,132)

Cash and cash equivalents, beginning	197,409	79,567	999,699

Cash and cash equivalents, end	$468,159	$197,409	$79,567

See notes to financial statements

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS
March 31, 2007, 2006 and 2005
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
American Affordable Housing II Limited Partnership (the “partnership”) was formed under the laws of the Commonwealth of Massachusetts on May 13, 1987, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating limited partnerships which were established to acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated apartment complexes which qualify for the Low-Income Housing Tax Credit established by the Tax Reform Act of 1986. Accordingly, the apartment complexes are restricted as to rent charges and operating methods. Certain of the apartment complexes may also qualify for the Historic Rehabilitation Tax Credit for their rehabilitation of certified historic structures and are subject to the provisions of the Internal Revenue Code relating to the rehabilitation investment credit. The general partner of the partnership is Boston Capital Associates Limited Partnership.
In accordance with the limited partnership agreement, profits, losses and cash flow (subject to certain priority allocations and distributions) and tax credits are allocated 99% to the limited partners and 1% to the general partner.
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
March 31, 2007, 2006 and 2005
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
A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss. Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the partnership, the realizable income tax benefit of net operating losses and the estimated residual value of the investment. No impairment loss has been recognized for the years ended March 31, 2007 and 2006.
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
March 31, 2007, 2006 and 2005
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
The partnership’s balance in investment in operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The partnership’s exposure to loss on these partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the local general partner and their guarantee against credit recapture.
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
March 31, 2007, 2006 and 2005
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Net Loss per Unit of Limited Partnership Interest
Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding. For each of the three years in the period ended March 31, 2007, 26,501 units were outstanding.
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
NOTE B — RELATED PARTY TRANSACTIONS
During the years ended March 31, 2007, 2006 and 2005, the partnership entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:
Advances to operating limited partnerships, to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $12,100, $4,105, and $4,066, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2007, 2006 and 2005, respectively. At March 31, 2007 and 2006, the unpaid advances and general and administrative expenses totaled $310,804 and $298,704, respectively.
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
March 31, 2007, 2006 and 2005
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
99% of the permanent financing at the operating limited partnership level. At March 31, 2007 and 2006, the unpaid asset management fees totaled $6,680,208 and $6,517,749, respectively. The fee is payable without interest until sufficient funds become available from sales or refinancing proceeds from operating limited partnerships. The asset management fees accrued during the years ended March 31, 2007, 2006 and 2005 were $162,459, $203,701 and $325,663, respectively. These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2007, 2006 and 2005, of $83,453, $45,677 and $122,123, respectively.
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
During the year ended March 31, 2006, management of Boston Capital decided to discontinue requesting reimbursement for overheard and salary expenses related to the disposition of assets. Additionally, Boston Capital’s management had decided to reimburse all previous reimbursements for such items by reducing other liabilities due to Boston Capital and its Affiliates from the Partnership. During the year ended March 31, 2006, the amount reimbursed was $23,959.
During the year ended March 31, 2005, the partnership reimbursed Boston Capital Asset Management Limited Partnership for overhead and salary expenses in connection with the sale of certain operating limited partnerships. During the year ended March 31, 2005, the amount incurred was $23,450.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS
At March 31, 2007 and 2006, the partnership has limited partnership equity interests in 15 and 26 operating limited partnerships, respectively, which own apartment complexes. During the fiscal years ended March 31, 2007 and 2006, 11 and 1, respectively, of the operating limited partnerships were sold. The operating limited partnership interests disposed of during the fiscal year ended March 31, 2007 were the result of a transfer of the partnership’s limited partner interest in the operating limited partnership. The disposition resulted in cash proceeds to the partnership of $201,308, all of which had been received at March 31, 2007, and a gain on the disposal of the assets of $201,308 for the year ended March 31, 2007.
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
Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships. These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations. All contributions have been made to the operating limited partnerships as of March 31, 2007 and 2006. The partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The partnership’s investments in operating limited partnerships at March 31, 2007 and 2006 are summarized as follows:

	2007	2006

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $22,529	$3,972,706	$7,614,114
Acquisition costs of operating limited partnerships	593,865	898,857
Cumulative losses from operating limited partnerships	(4,557,512)	(8,479,505)
Cumulative distributions from operating limited partnerships	(9,059)	(33,466)

Investment per balance sheet	—	—

Acquisition costs not included in net assets of operating limited partnerships (see note A)	7,303	17,156
Loss from operating limited partnerships of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 which the operating limited partnerships have not included in partners’ capital (see note A)	474,085	474,085
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	22,529	84,118
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(6,258,960)	(9,368,214)
Other adjustments	(331,765)	(172,042)

Capital (deficit) per operating limited partnerships’ combined financial statements	$(6,086,808)	$(8,964,897)

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized balance sheets of the operating limited partnerships at December 31, 2006 and 2005 are as follows:
COMBINED SUMMARIZED BALANCE SHEETS

	2006	2005
ASSETS

Buildings and improvements, net of accumulated depreciation of $12,787,873 and $21,331,744	$9,194,691	$20,644,193
Land	1,042,739	2,341,760
Other assets	1,491,983	2,423,319

	$11,729,413	$25,409,272

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$15,906,477	$31,411,647
Accounts payable and accrued expenses	1,003,369	1,298,902
Other liabilities	622,274	1,216,835

	17,532,120	33,927,384

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(6,086,808)	(8,964,897)
Other partners	284,101	446,785

	(5,802,707)	(8,518,112)

	$11,729,413	$25,409,272

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2006, 2005 and 2004 are as follows:
COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2006	2005	2004
Revenue
Rental	$4,753,427	$4,734,775	$4,824,677
Interest and other	74,434	162,534	204,756

	4,827,861	4,897,309	5,029,433

Expenses
Interest	837,323	897,127	918,282
Depreciation and amortization	1,194,186	1,260,496	1,354,370
Taxes and insurance	830,277	766,231	755,915
Repairs and maintenance	829,175	982,306	1,095,692
Operating expenses	2,024,043	1,855,068	1,926,720

	5,715,004	5,761,228	6,050,979

NET LOSS	$(887,143)	$(863,919)	$(1,021,546)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(489,264)	$(875,197)	$(1,003,114)

Net loss allocated to other partners	$(397,879)	$11,278	$(18,432)

*	Amount includes $489,264, $875,197 and $1,003,114, for the years ended December 31, 2006, 2005 and 2004, respectively, of loss not recognized under the equity method of accounting as described in note A.

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE D — RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN
For income tax purposes, the partnership reports using a December 31 year-end. The partnership’s net loss for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2007	2006	2005
Net income (loss) for financial reporting purposes	$88,691	$(106,233)	$(562,072)
Operating limited partnership rents received in advance	1,623	104	(1,788)
Related party expenditures	—	8,870	(4,131)
Accrued asset management fee not deductible for tax purposes until paid	162,459	57,670	102,731
Excess of tax depreciation over book depreciation on operating limited partnership assets	(62,959)	(219,787)	(252,109)
Difference due to fiscal year for book purposes and calendar year for tax purposes	6,270,853	3,691,935	7,579,517
Operating limited partnership net income (loss) not allowed for financial reporting under equity method	(489,264)	(875,197)	(1,003,114)
Other	(413,020)	30,013	204,177

Net income (loss) for income tax purposes	$5,558,383	$2,587,375	$6,063,211

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE D — RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN (Continued)
The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes. At March 31, 2007 and 2006, the differences are as follows:

	2007	2006
Investments in operating limited partnerships — tax basis	$(7,714,635)	$(13,036,344)
Add back losses not recognized under the equity method	6,258,960	9,368,214
Estimated share of loss of $253,315 and $875,460 for the three months ended March 31, 1990 and 1989 due to fiscal year reporting	(474,085)	(474,085)
Historic tax credits	651,016	651,016
Other	1,278,744	3,491,199

Investments in operating limited partnerships — as reported	$—	$—

American Affordable Housing II Limited Partnership
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007, 2006 and 2005
NOTE E — QUARTERLY FINANCIAL INFORMATION — UNAUDITED
     The following is a summary of the results of operations for each of the four quarters for the years indicated:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2007
Total revenue	$197	$22,526	$1,894	$2,466
Loss from operations	(52,937)	(32,764)	4,746	(31,662)
Share of gains (losses) from operating limited partnerships	—	50,250	151,058	—
Net loss	(52,937)	17,486	155,804	(31,662)
Net loss per unit of limited partnership interest	(1.98)	0.65	5.82	(1.18)
2006
Total revenue	$325	$371	$293	$1,957
Income (loss) from operations	(47,263)	(65,694)	(35,317)	(48,525)
Share of gains (losses) from operating limited partnerships	—	—	66,607	23,959
Net income (loss)	(47,263)	(65,694)	31,290	(24,566)
Net income (loss) per unit of limited partnership interest	(1.77)	(2.45)	1.17	(0.92)
2005
Total revenue	$5,499	$3,069	$8,294	$337
Loss from operations	(96,927)	(144,835)	(54,312)	21,259
Share of gains (losses) from operating limited partnerships	17,114	(574,401)	25,485	244,545
Net loss	(79,813)	(719,236)	(28,827)	265,804
Net loss per unit of limited partnership interest	(2.98)	(26.87)	(1.08)	9.93

American Affordable Housing II Limited Partnership
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
			Buildings and	acquisition		Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	improvements	Total	depreciation	construction	acquired	computed
BELEN APARTMENTS	1,451,593	54,000	1,468,653	842,088	96,921	2,310,741	2,407,662	1,516,513	Dec-88	Dec-88	5-27.5
BOARDMAN LAKE II APARTMENTS	951,845	60,200	590,096	713,084	60,200	1,303,180	1,363,380	875,616	May-89	Oct-88	5-27.5
BRIDGEVIEW II	746,314	12,000	1,012,110	16,059	12,000	1,028,169	1,040,169	741,833	May-88	Aug-88	5-27.5
BROOKHOLLOW MANOR, LTD	1,322,745	25,080	1,003,839	728,509	25,080	1,732,348	1,757,428	923,942	Aug-88	Oct-88	5-27.5
EAST CHINA TOWNSHIP	872,459	52,039	1,140,464	23,444	52,039	1,163,908	1,215,947	820,471	Nov-88	Aug-88	5-27.5
IMMOKALEE RRH, LTD.	1,279,012	107,000	1,573,636	93,789	107,000	1,667,425	1,774,425	816,427	Mar-88	May-88	5-27.5
KERSEY APARTMENTS	1,178,906	90,000	1,270,768	357,179	155,089	1,627,947	1,783,036	1,064,800	Oct-88	Oct-88	5-27.5
LOVINGTON HOUSING ASSOC.	1,018,053	30,000	1,464,954	171,234	30,000	1,636,188	1,666,188	754,007	Feb-89	Feb-89	5-27.5
MIDDLEBURG ASSOCIATES, LTD.	1,374,780	104,000	1,155,947	359,476	104,000	1,515,423	1,619,423	967,941	Mar-89	Oct-88	5-27.5
NICOLLET ISLAND HISTORIC HMS	956,000	0	1,875,059	218,467	0	2,093,526	2,093,526	1,166,276	Dec-88	Nov-88	7-27.5

American Affordable Housing II Limited Partnership
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized	Gross amount at which carried
		Initial cost to company		subsequent to	at close of period						Life on which
			Buildings and	acquisition		Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	improvements	Total	depreciation	construction	acquired	computed
PINE KNOLL DEVELOPMENT CO	1,323,537	45,000	803,220	786,323	215,801	1,589,543	1,805,344	898,930	May-89	Oct-88	5-27.5
PLATTEVILLE APARTMENTS	540,537	45,000	659,035	114,460	51,609	773,495	825,104	512,340	Oct-88	Oct-88	5-27.5
SHELBYVILLE FH, LTD.	593,215	13,000	736,830	0	13,000	736,830	749,830	359,093	Jul-88	Oct-88	5-27.5
SUNCREST, LTD.	938,456	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694	555,588	May-88	Oct-88	5-27.5
WARREN PROPERTIES, LTD.	1,359,025	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147	814,096	Oct-88	Oct-88	5-27.5

	15,906,477	757,319	17,544,556	4,438,008	1,042,739	21,982,564	23,025,303	12,787,873

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2006.
There we no carrying costs as of December 31, 2006. The Column has been omitted for presentation purposes.

Notes to Schedule III
American Affordable Housing II Limited Partnership
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387
Deductions during period:
Cost of real estate sold	$0
Other*	0

		0

Balance at close of period — 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0

		$230,965
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0

		$237,425
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/95		$101,044,447

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0

		$367,972
Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)

		(6,863,277)

Balance at close of period — 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0

		$246,897
Deductions during period:
Cost of real estate sold	$0
Other	(383,000)

		(383,000)

Balance at close of period — 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0

		$821,235
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/98		$95,234,274

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0

		$571,607
Deductions during period:
Cost of real estate sold	$0
Other	(883,522)

		(883,522)

Balance at close of period — 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0

		$399,702
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0

		$895,151
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/01		$96,217,212

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/01		$96,217,212
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	483,686
Other	0

		$483,686
Deductions during period:
Cost of real estate sold	$0
Other	0

		0

Balance at close of period — 3/31/02		$96,700,898
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	484,176
Other	0

		$484,176
Deductions during period:
Cost of real estate sold	$(4,661,821)
Other	0

		(4,661,821)

Balance at close of period — 3/31/03		$92,523,253
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	371,818
Other	0

		$371,818
Deductions during period:
Cost of real estate sold	$(5,506,258)
Other	0

		(5,506,258)

Balance at close of period — 3/31/04		$87,388,813

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period — 3/31/04		$87,388,813
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	347,366
Other	0

		$347,366
Deductions during period:
Cost of real estate sold	$(40,234,779)
Other	0

		(40,234,779)

Balance at close of period — 3/31/05		$47,501,400
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	337,840
Other	0

		$337,840
Deductions during period:
Cost of real estate sold	$(3,521,543)
Other	0

		(3,521,543)

Balance at close of period — 3/31/06		$44,317,697
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	199,806
Other	0
		$199,806
Deductions during period:
Cost of real estate sold	$(21,492,200)
Other	0

		(21,492,200)

Balance at close of period — 3/31/07		$23,025,303

Notes to Schedule III
American Affordable Housing II Limited Partnership
Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/92		$11,032,545
Current year expense	$3,313,285

Balance at close of period — 3/31/93		$14,345,830
Current year expense	$3,266,272

Balance at close of period — 3/31/94		$17,612,102
Current year expense	$3,206,264

Balance at close of period — 3/31/95		$20,818,366
Current year expense	$1,831,578

Balance at close of period — 3/31/96		$22,649,944
Current year expense	$2,951,028

Balance at close of period — 3/31/97		$25,600,972
Current year expense	$2,826,160

Balance at close of period — 3/31/98		$28,427,132
Current year expense	$2,572,341

Balance at close of period — 3/31/99		$30,999,473
Current year expense	$2,899,088

Balance at close of period — 3/31/00		$33,898,561
Current year expense	$2,850,503

Balance at close of period — 3/31/01		$36,749,064
Current year expense	$2,922,591

Balance at close of period — 3/31/02		$39,671,655
Current year expense	$1,074,864

Balance at close of period — 3/31/03		$40,746,519
Current year expense	$2,630,807
Reduction for real-estate sold	(2,659,361)

Balance at close of period — 3/31/04		$40,717,965
Current year expense	$1,307,501
Reduction for real-estate sold	(20,334,319)

Balance at close of period — 3/31/05		$21,691,147
Current year expense	$1,209,145
Reduction for real-estate sold	(1,568,548)

Balance at close of period — 3/31/06		$21,331,744
Current year expense	$708,208
Reduction for real-estate sold	(9,252,079)

Balance at close of period — 3/31/07		$12,787,873