Form 10-K, Exhibit 13
period 2008-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2008-07-14
CIK 815024

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II

LIMITED PARTNERSHIP

MARCH 31, 2008 AND 2007

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

American Affordable Housing II

   Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2008 and 2007, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2008.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

REZNICK GROUP, P.C.

Bethesda, Maryland

July 14, 2008

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2008	2007

ASSETS
OTHER ASSETS
Cash and cash equivalents	$51,354	$468,159

	$51,354	$468,159

LIABILITIES AND PARTNERS’ DEFICIT

LIABILITIES
Accounts payable	$381	$7,500
Due to affiliates	6,730,185	6,991,012

	6,730,566	6,998,512

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(6,390,398)	(6,243,028)
General partner	(288,814)	(287,325)

	(6,679,212)	(6,530,353)

	$51,354	$468,159

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Years ended March 31,

	2008	2007
Income
Interest income	$7,546	$5,299
Miscellaneous income	150	21,784

	7,696	27,083

Share of gains from operating limited partnerships	—	201,308

Expenses
Professional fees	37,357	34,279
General and administrative expense	49,606	26,415
Asset management fee	69,592	79,006

	(156,555)	(139,700)

NET INCOME (LOSS)	$(148,859)	$88,691

Net income (loss) allocated to general partner	$(1,489)	$887

Net income (loss) allocated to limited partners	$(147,370)	$87,804

Net income (loss) per unit of limited partnership interest	$(5.56)	$3.31

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2008 and 2007

	Limited partners	General partner	Total

Partners’ deficit, March 31, 2006	(6,330,832)	(288,212)	(6,619,044)

Net income (loss)	87,804	887	88,691

Partners’ deficit, March 31, 2007	(6,243,028)	(287,325)	(6,530,353)

Net income (loss)	(147,370)	(1,489)	(148,859)

Partners’ deficit, March 31, 2008	$(6,390,398)	$(288,814)	$(6,679,212)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Years ended March 31,

	2008	2007

Cash flows from operating activities
Net income (loss)	$(148,859)	$88,691
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share of (gains) losses from operating limited partnerships	—	(201,308)
Increase/(decrease) in accounts payable	(7,119)	7,500
Increase/(decrease) in due to affiliates	(260,827)	174,559

Net cash provided by (used in) operating activities	(416,805)	69,442

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	—	201,308

Net cash provided by investing activities	—	201,308

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(416,805)	270,750

Cash and cash equivalents, beginning	468,159	197,409

Cash and cash equivalents, end	$51,354	$468,159

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2008 and 2007

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

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the partnership, the realizable income tax benefit of net operating losses and the estimated residual value of the investment.  No impairment loss has been recognized for the years ended March 31, 2008 and 2007.

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

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For each of the two years in the period ended March 31, 2008, 26,501 units were outstanding.

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

Plan of Liquidation and Dissolution

On April 1, 2008, Unit Holders approved a Plan of Liquidation and Dissolution for the Partnership, (the “Plan”).  Pursuant to the Plan, the general partner may, without further action by the Unit Holders, sell the remaining assets held by the partnership.  It is anticipated that sale of all the apartment complexes will be completed sometime in 2011.   However, because of numerous uncertainties, the liquidation may take longer or shorter than expected, and the final liquidating distribution may occur months after all of the apartment complexes have been sold. Because the liquidation of the partnership was not imminent, as of March 31, 2008, the financial statements are presented assuming the partnership will continue as a going concern.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2008 and 2007, the partnership entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $1,448, and $12,100, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2008 and 2007, respectively.  At March 31, 2008 and 2007, the unpaid advances and general and administrative expenses totaled $312,252 and $310,804, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and 99% of the permanent financing at the operating limited partnership level.  At March 31, 2008 and 2007, the unpaid asset management fees totaled $6,417,933 and $6,680,208, respectively.  The fee is payable without interest until sufficient funds become available from sales or refinancing proceeds from operating limited partnerships.  The asset management fees accrued during the years ended March 31, 2008 and 2007 were $98,818 and $162,459, respectively. The asset management fees paid during the years ended March 31, 2008 and 2007 were $361,093 and $0, respectively.  These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2008 and 2007, of $29,226, and $83,453, respectively.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2008 and 2007, the partnership has limited partnership equity interests in 15 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2008 and 2007, 0 and 11, respectively, of the operating limited partnerships were sold.

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

Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2008 and 2007.  The partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The partnership’s investments in operating limited partnerships at March 31, 2008 and 2007 are summarized as follows:

	2008	2007

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $22,529	$3,972,706	$3,972,706
Acquisition costs of operating limited partnerships	593,865	593,865
Cumulative losses from operating limited partnerships	(4,557,512)	(4,557,512)
Cumulative distributions from operating limited partnerships	(9,059)	(9,059)

Investment per balance sheet	—	—

Acquisition costs not included in net assets of operating limited partnerships (see note A)	7,303	7,303
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	22,529	22,529
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(6,604,183)	(6,258,960)
Other adjustments	142,138	142,320

Capital (deficit) per operating limited partnerships’ combined financial statements	$(6,432,213)	$(6,086,808)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2007 and 2006 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2007	2006
ASSETS

Buildings and improvements, net of accumulated depreciation of $13,506,720 and $12,787,873	$8,634,618	$9,194,691
Land	1,036,130	1,042,739
Other assets	1,739,755	1,491,983

	$11,410,503	$11,729,413

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$15,825,306	$15,906,477
Accounts payable and accrued expenses	1,178,881	1,003,369
Other liabilities	559,450	622,274

	17,563,637	17,532,120

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(6,432,213)	(6,086,808)
Other partners	279,079	284,101

	(6,153,134)	(5,802,707)

	$11,410,503	$11,729,413

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2007 and 2006 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2007	2006
Revenue
Rental	$2,816,477	$4,753,427
Interest and other	100,932	74,434

	2,917,409	4,827,861

Expenses
Interest	453,820	837,323
Depreciation and amortization	735,361	1,194,186
Taxes and insurance	477,147	830,277
Repairs and maintenance	551,515	829,175
Operating expenses	1,047,807	2,024,043

	3,265,650	5,715,004

NET INCOME (LOSS)	$(348,241)	$(887,143)

Net income (loss) allocated to American Affordable Housing II Limited Partnership *	$(388,401)	$(489,264)

Net income(loss) allocated to other partners	$40,160	$(397,879)

*       Amount includes $388,401, and $489,264, for the years ended December 31, 2007 and 2006, respectively, of loss not recognized under the equity method of accounting as described in note A.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the partnership reports using a December 31 year-end.  The partnership’s net income (loss) for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2008	2007

Net income (loss) for financial reporting purposes	$(148,859)	$88,691

Operating limited partnership rents received in advance	5,916	1,623

Accrued asset management fee not deductible (deductible) for tax purposes until paid	(262,274)	162,459

Excess of tax depreciation over book depreciation on operating limited partnership assets	(42,794)	(62,959)

Difference due to fiscal year for book purposes and calendar year for tax purposes	79,511	6,270,853

Operating limited partnership net income (loss) not allowed for financial reporting under equity method	(388,401)	(489,264)

Other	133,349	(413,020)

Net income (loss) for income tax purposes	$(623,552)	$5,558,383

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes.  At March 31, 2008 and 2007, the differences are as follows:

	2008	2007

Investments in operating limited partnerships - tax basis	$(8,006,566)	$(7,714,635)

Add back operating limited partnership losses not recognized for financial reporting purposes under the equity method	6,604,183	6,258,960

Historic tax credits	516,169	651,016

Other	886,214	804,659

Investments in operating limited partnerships - as reported	$—	$—

NOTE E - SUBSEQUENT EVENT

Subsequent to March 31, 2008, the Partnership has entered into an agreement to sell the interest in one Operating Partnership.  The estimated sales price and other terms for the disposition of the Operating Partnership have been determined.  The estimated proceeds to be received for the Operating Partnership are $105,248.  The estimated gain on sale of the Operating Partnership is $29,348 and is expected to be recognized in the second, third, or fourth quarter of 2008.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) or the Securities Investor Protection Corporation (SIPC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC or SIPC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2008.