Form 10-K, Exhibit 13
period 2009-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2009-07-07
CIK 815024

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II

LIMITED PARTNERSHIP

MARCH 31, 2009 AND 2008

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

American Affordable Housing II

Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2009 and 2008, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2009.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.

Bethesda, Maryland
June 30, 2009

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2009	2008

ASSETS

OTHER ASSETS
Cash and cash equivalents	$19,850	$51,354

	$19,850	$51,354

LIABILITIES AND PARTNERS’ DEFICIT

LIABILITIES
Accounts payable	$—	$381
Due to affiliates	6,822,441	6,730,185

	6,822,441	6,730,566

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(6,512,544)	(6,390,398)
General partner	(290,047)	(288,814)

	(6,802,591)	(6,679,212)

	$19,850	$51,354

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Years ended March 31,

	2009	2008
Income
Interest income	$435	$7,546
Miscellaneous income	1,734	150

	2,169	7,696

Share of income from operating limited partnerships	21,167	—

Expenses
Professional fees	32,065	37,357
General and administrative expense	29,232	49,606
Asset management fee	85,418	69,592

	(146,715)	(156,555)

NET LOSS	$(123,379)	$(148,859)

Net loss allocated to general partner	$(1,234)	$(1,489)

Net loss allocated to limited partners	$(122,145)	$(147,370)

Net loss per unit of limited partnership interest	$(4.61)	$(5.56)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2009 and 2008

	Limited partners	General partner	Total

Partners’ deficit, March 31, 2007	(6,243,028)	(287,325)	(6,530,353)

Net loss	(147,370)	(1,489)	(148,859)

Partners’ deficit, March 31, 2008	(6,390,398)	(288,814)	(6,679,212)

Net loss	(122,145)	(1,234)	(123,379)

Partners’ deficit, March 31, 2009	$(6,512,544)	$(290,047)	$(6,802,591)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Years ended March 31,

	2009	2008

Cash flows from operating activities
Net loss	$(123,379)	$(148,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activites
Share of income from operating limited partnerships	(21,167)	—
Increase/(decrease) in accounts payable	(381)	(7,119)
Increase/(decrease) in due to affiliates	92,256	(260,827)

Net cash provided by (used in) operating activities	(52,671)	(416,805)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	21,167	—

Net cash provided by investing activities	21,167	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(31,504)	(416,805)

Cash and cash equivalents, beginning	51,354	468,159

Cash and cash equivalents, end	$19,850	$51,354

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2009 and 2008

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

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

In June 2006, the Financial Accounting Standards Board (`FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48), an interpretation of FASB Statement No. 109. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the partnership’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. As required, the partnership adopted FIN 48 effective April 1, 2007 and concluded that the effect is not material to its financial statements. Accordingly, no cumulative effect adjustment related to the adoption of FIN 48 was recorded.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

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

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the partnership, the realizable income tax benefit of net operating losses and the estimated residual value of the investment.  No impairment loss has been recognized for the years ended March 31, 2009 and 2008.

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

March 31, 2009 and 2008

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

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For each of the two years in the period ended March 31, 2009, 26,501 units were outstanding.

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

Plan of Liquidation and Dissolution

On April 1, 2008, Unit Holders approved a Plan of Liquidation and Dissolution for the Partnership, (the “Plan”).  Pursuant to the Plan, the general partner may, without further action by the Unit Holders, sell the remaining assets held by the partnership.  It is anticipated that sale of all the apartment complexes will be completed sometime in 2011.   However, because of numerous uncertainties, the liquidation may take longer or shorter than expected, and the final liquidating distribution may occur months after all of the apartment complexes have been sold. Because the liquidation of the partnership was not imminent, as of March 31, 2009, the financial statements are presented assuming the partnership will continue as a going concern.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2009 and 2008, the partnership entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $1,658, and $1,448, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2009 and 2008, respectively.  At March 31, 2009 and 2008, the unpaid advances and general and administrative expenses totaled $313,910 and $312,252, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the partnership to the operating limited partnership and 99% of the permanent financing at the operating limited partnership level.  At March 31, 2009 and 2008, the unpaid asset management fees totaled $6,508,531 and $6,417,933, respectively.  The fee is payable without interest until sufficient funds become available from sales or refinancing proceeds from operating limited partnerships.  The asset management fees accrued during the years ended March 31, 2009 and 2008 were $90,598 and $98,818, respectively. The asset management fees paid during the years ended March 31, 2009 and 2008 were $0 and $361,093, respectively.  These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2009 and 2008, of $5,180, and $29,226, respectively.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2009 and 2008, the partnership has limited partnership equity interests in 13 and 15 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2009 and 2008, 2 and 0, respectively, of the operating limited partnerships were sold.

The operating limited partnership interests disposed of during the fiscal year ended March 31, 2009 were the result of a transfer of the partnership’s limited partner interest in two of the operating limited partnerships. The disposition resulted in cash proceeds to the partnership of $21,167, all of which had been received at March 31, 2009, and a gain on the disposal of the assets of $21,167 for the year ended March 31, 2009.

Under the terms of the partnership’s investment in each operating limited partnership, the partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2009 and 2008.  The partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The partnership’s investments in operating limited partnerships at March 31, 2009 and 2008 are summarized as follows:

	2009	2008

Capital contributions paid to operating limited partnerships, net of tax credit adjusters of $22,529	$3,139,706	$3,972,706
Acquisition costs of operating limited partnerships	430,375	593,865
Cumulative losses from operating limited partnerships	(3,561,022)	(4,557,512)
Cumulative distributions from operating limited partnerships	(9,059)	(9,059)

Investment per balance sheet	—	—

Acquisition costs not included in net assets of operating limited partnerships (see note A)	5,688	7,303
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	22,529	22,529
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(6,302,309)	(6,604,183)
Other adjustments	264,164	142,138

Capital (deficit) per operating limited partnerships’ combined financial statements	$(6,009,928)	$(6,432,213)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2008 and 2007 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2008	2007
ASSETS

Buildings and improvements, net of accumulated depreciation of $12,343,488 and $13,506,720	$7,059,205	$8,634,618
Land	1,017,229	1,036,130
Other assets	1,358,061	1,739,755

	$9,434,495	$11,410,503

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$14,247,209	$15,825,306
Accounts payable and accrued expenses	305,986	1,178,881
Other liabilities	555,474	559,450

	15,108,669	17,563,637

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(6,009,928)	(6,432,213)
Other partners	335,754	279,079

	(5,674,174)	(6,153,134)

	$9,434,495	$11,410,503

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2008 and 2007 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2008	2007
Revenue
Rental	$2,503,059	$2,816,477
Interest and other	74,391	100,932

	2,577,450	2,917,409

Expenses
Interest	370,300	453,820
Depreciation and amortization	637,083	735,361
Taxes and insurance	391,074	477,147
Repairs and maintenance	598,952	551,515
Operating expenses	999,275	1,047,807

	2,996,684	3,265,650

NET INCOME (LOSS)	$(419,234)	$(348,241)

Net income(loss) allocated to American Affordable
Housing II Limited Partnership *	$(418,540)	$(388,401)

Net income(loss) allocated to other partners	$(694)	$40,160

*        Amount includes $418,540, and $388,401, for the years ended December 31, 2008 and 2007, respectively, of loss not recognized under the equity method of accounting as described in note A.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the partnership reports using a December 31 year-end.  The partnership’s net income (loss) for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2009	2008

Net loss for financial reporting purposes	$(123,379)	$(148,859)

Operating limited partnership rents received in advance	6,304	5,916

Related party expenditures	(1,550)	—

Accrued asset management fee not deductible (deductible) for tax purposes until paid	90,598	(262,274)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(129,103)	(42,794)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(86,751)	79,511

Operating limited partnership net loss not allowed for financial reporting under equity method	(418,540)	(388,401)

Other	676,744	133,349

Net loss for income tax purposes	$(14,323)	$(623,552)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET LOSS TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes are primarily due to the differences in the losses not recognized under the equity method of accounting, the three month period due to fiscal year reporting and the historic tax credits taken for income tax purposes.  At March 31, 2009 and 2008, the differences are as follows:

	2009	2008

Investments in operating limited partnerships - tax basis	$(7,876,031)	$(8,006,566)

Add back operating limited partnership losses not recognized for financial reporting purposes under the equity method	6,302,309	6,604,183

Historic tax credits	516,169	516,169

Other	1,057,553	886,214

Investments in operating limited partnerships - as reported	$—	$—

NOTE E - SUBSEQUENT EVENT

The partnership has entered into agreements to sell interests in five operating limited partnerships.  The estimated sales price and other terms for the dispositions of the operating limited partnerships have been determined.  The estimated proceeds to be received for the operating limited partnerships is $656,118.  The estimated gain on sale of the operating limited partnerships is $522,346, which is expected to be recognized in the first, second, and third quarters of fiscal year 2010.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE F - CONCENTRATION OF CREDIT RISK

The partnership maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the partnership has not experienced any losses with respect to its balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2009.

NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

The partnership is subject to the disclosure provisions of FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” (FAS 107), which requires disclosure of the fair value of the partnership’s financial instruments.  As of March 31, 2009, the partnership’s financial instruments relate to accounts payable - affiliates.  Management has not disclosed the fair value of the financial instruments because determination of such fair value is deemed to be impractical.  The accounts payable - affiliates are owed to affiliates of the partnership.  The unique nature of these financial instruments makes determination of any fair value impractical. See note B for disclosure of the carrying amount and terms of these financial instruments.