Form 10-K, Exhibit 13
period 2010-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2010-06-29
CIK 815024

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II

LIMITED PARTNERSHIP -

MARCH 31, 2010 AND 2009

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

American Affordable Housing II

Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2010 and 2009, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2010.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

REZNICK GROUP, P.C.

Bethesda, Maryland

June 29, 2010

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2010	2009

ASSETS
OTHER ASSETS
Cash and cash equivalents	$189,859	$19,850

	$189,859	$19,850

LIABILITIES AND PARTNERS’ DEFICIT

LIABILITIES
Accounts payable	$22,500	$—
Due to affiliates	6,442,351	6,822,441

	6,464,851	6,822,441

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; issued and outstanding - 26,501 units	(5,990,220)	(6,512,543)
General partner	(284,772)	(290,048)

	(6,274,992)	(6,802,591)

	$189,859	$19,850

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Years ended March 31,

	2010	2009
Income
Interest income	$482	$435
Miscellaneous income	1,734	1,734

	2,216	2,169

Share of income from operating limited partnerships	519,046	21,167

Expenses
Professional fees	28,567	32,065
General and administrative expense	16,813	29,232
Asset management fee	(51,717)	85,418

	6,337	(146,715)

NET INCOME (LOSS)	$527,599	$(123,379)

Net income (loss) allocated to general partner	$5,276	$(1,234)

Net income (loss) allocated to limited partners	$522,323	$(122,145)

Net income (loss) per unit of limited partnership interest	$19.71	$(4.61)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2010 and 2009

	Limited partners	General partner	Total

Partners’ deficit, March 31, 2008	$(6,390,398)	$(288,814)	$(6,679,212)

Net (loss)	(122,145)	(1,234)	(123,379)

Partners’ deficit, March 31, 2009	(6,512,543)	(290,048)	(6,802,591)

Net income	522,323	5,276	527,599

Partners’ deficit, March 31, 2010	$(5,990,220)	$(284,772)	$(6,274,992)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Years ended March 31,

	2010	2009

Cash flows from operating activities
Net income (loss)	$527,599	$(123,379)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of income from operating limited partnerships	(519,046)	(21,167)
Increase/(decrease) in accounts payable	22,500	(381)
Increase/(decrease) in due to affiliates	(380,090)	92,256

Net cash provided by (used in) operating activities	(349,037)	(52,671)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	519,046	21,167

Net cash provided by investing activities	519,046	21,167

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	170,009	(31,504)

Cash and cash equivalents, beginning	19,850	51,354

Cash and cash equivalents, end	$189,859	$19,850

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2010 and 2009

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

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership.  Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity.  The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities.  Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

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

The Partnership reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable.  Recoverability is measured by a comparison of the carrying amount of the investment to the future net undiscounted cash flows expected to be generated by the operating limited partnerships including the low-income housing tax credits and the residual value upon sale or disposition of the equity interest in the operating limited partnerships.  If the investment is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the investment exceeds the fair value of such investment.  During the years ended March 31, 2010 and 2009, the Partnership did not record an impairment loss.

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

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Operating Limited Partnerships (Continued)

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected returns, or both. Based on this guidance, the operating limited partnerships in which the Partnership invests meet the definition of a VIE.  However, management does not consolidate the Partnership’s interests in these VIEs under this guidance, as it is not considered to be the primary beneficiary.  The Partnership currently records the amount of its investment in these partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements.

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

Fiscal Year

For financial reporting purposes the Partnership uses a March 31 year end, whereas for income tax reporting purposes, the Partnership uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Cash Equivalents

Cash equivalents include money market accounts having original maturities at their acquisition dates of three months or less.

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For each of the two years in the period ended March 31, 2010, 26,501 units were outstanding.

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

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plan of Liquidation and Dissolution

On April 1, 2008, Unit Holders approved a Plan of Liquidation and Dissolution for the Partnership, (the “Plan”).  Pursuant to the Plan, the general partner may, without further action by the Unit Holders, sell the remaining assets held by the Partnership.  It is anticipated that sale of all the apartment complexes will be completed sometime in 2011.   However, because of numerous uncertainties, the liquidation may take longer or shorter than expected, and the final liquidating distribution may occur months after all of the apartment complexes have been sold. Because the liquidation of the Partnership was not imminent, as of March 31, 2010, the financial statements are presented assuming the Partnership will continue as a going concern.

Recent Accounting Changes

In May 2009, the FASB issued guidance regarding subsequent events, which was subsequently updated in February 2010. This guidance established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009, and was therefore adopted by the Company for the quarter ended June 30, 2009. The adoption did not have a significant impact on the subsequent events that the Partnership reports, either through recognition or disclosure, in the financial statements. In February 2010, the FASB amended its guidance on subsequent events to remove the requirement to disclose the date through which an entity has evaluated subsequent events, alleviating conflicts with current SEC guidance. This amendment was effective immediately and therefore the Partnership did not include the disclosure in this Form 10-K.

In June 2009, the Financial Accounting Standards Board (FASB) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs.  The amended guidance modifies the consolidation model to one based on control and economics, and replaces the current quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.  If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE.  Additionally, the amendment requires enhanced and expanded disclosures around VIEs.  This amendment is effective for fiscal years beginning after November 15, 2009.  The adoption of this guidance on April 1, 2010 is not expected to have a material effect on the Partnership’s financial statements.

In June 2009, the FASB issued the Accounting Standards Codification (Codification).  Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP).  The Codification is intended to reorganize, rather than change, existing GAAP.  Accordingly, all references to currently existing GAAP have been removed and have been replaced with plain English explanations of the Partnership’s accounting policies.  The adoption of the Codification did not have a material impact on the Partnership’s financial position or results of operations.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2010 and 2009, the Partnership entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships by these affiliates to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $6,634, and $1,658, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2010 and 2009, respectively.  At March 31, 2010 and 2009, the unpaid advances and general and administrative expenses totaled $320,544 and $313,910, respectively.

An annual asset management fee based on 0.5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships has been accrued as payable to Boston Capital Asset Management Limited Partnership.  The aggregate cost is comprised of the capital contributions made by the Partnership to the operating limited partnership and 99% of the permanent financing at the operating limited partnership level.  At March 31, 2010 and 2009, the unpaid asset management fees totaled $6,121,807 and $6,508,531, respectively.  The fee is payable without interest until sufficient funds become available from sales or refinancing proceeds from operating limited partnerships.  The asset management fees accrued during the years ended March 31, 2010 and 2009 were $63,276 and $90,598, respectively. The asset management fees paid during the years ended March 31, 2010 and 2009 were $450,000 and $0, respectively.  These amounts are presented in the statements of operations net of reporting fees paid by the operating limited partnerships during the years ended March 31, 2010 and 2009, of $114,993, and $5,180, respectively.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING PARTNERSHIPS

At March 31, 2010 and 2009, the Partnership has limited partnership equity interests in 10 and 13 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2010 and 2009, 3 and 2, respectively, of the operating limited partnerships were disposed.

The operating limited partnership interests disposed of during the fiscal year ended March 31, 2010 were the result of one transfer and two sales of the partnership’s limited partner interest in three of the operating limited partnerships.  The dispositions resulted in cash proceeds to the Partnership of $484,529, all of which had been received at March 31, 2010, and a gain on the disposal of the assets of $484,529 for the year ended March 31, 2010.  In addition, for the fiscal year ended March 31, 2010, the Partnership transferred 99% of its interest in three other operating limited partnerships.  The transfers resulted in cash proceeds to the Partnership of $34,517 and a gain on the disposal of the asset of $34,517.  The operating limited partnership interests disposed of during the fiscal year ended March 31, 2009 were the result of a transfer of the Partnership’s limited partner interest in two of the operating limited partnerships.  The disposition resulted in cash proceeds to the Partnership of $21,167, all of which had been received at March 31, 2009, and a gain on the disposal of the assets of $21,167 for the year ended March 31, 2009.

Under the terms of the Partnership’s investment in each operating limited partnership, the Partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2010 and 2009.  The Partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The Partnership’s investments in operating limited partnerships at March 31, 2010 and 2009 are summarized as follows:

	2010	2009

Capital contributions paid to operating limited partnerships, net of tax credit adjusters	$1,801,357	$3,139,706
Acquisition costs of operating limited partnerships	199,602	430,375
Cumulative losses from operating limited partnerships	(1,994,345)	(3,561,022)
Cumulative distributions from operating limited partnerships	(6,614)	(9,059)

Investment per balance sheet	—	—

Acquisition costs not included in net assets of operating limited partnerships (see note A)	4,775	5,688
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	22,529	22,529
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(5,192,451)	(6,302,309)
Other adjustments	223,967	264,164

Capital (deficit) per operating limited partnerships’ combined financial statements	$(4,941,180)	$(6,009,928)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2009 and 2008 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2009	2008
ASSETS

Buildings and improvements, net of accumulated depreciation of $9,150,524 and $12,343,488	$4,612,898	$7,059,205
Land	859,949	1,017,229
Other assets	941,617	1,358,061

	$6,414,464	$9,434,495

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$10,470,573	$14,247,209
Accounts payable and accrued expenses	379,255	305,986
Other liabilities	339,683	555,474

	11,189,511	15,108,669

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(4,941,180)	(6,009,928)
Other partners	166,133	335,754

	(4,775,047)	(5,674,174)

	$6,414,464	$9,434,495

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2009 and 2008 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2009	2008
Revenue
Rental	$1,587,295	$2,503,059
Interest and other	45,289	74,391

	1,632,584	2,577,450
Expenses
Interest	219,386	370,300
Depreciation and amortization	391,173	637,083
Taxes and insurance	243,800	391,074
Repairs and maintenance	366,564	598,952
Operating expenses	767,983	999,275

	1,988,906	2,996,684

NET LOSS	$(356,322)	$(419,234)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(207,255)	$(418,540)

Net loss allocated to other partners	$(149,067)	$(694)

* Amount includes $207,255, and $418,540, for the years ended December 31, 2009 and 2008, respectively, of loss not recognized under the equity method of accounting as described in Note A.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO INCOME TAX RETURN

For income tax purposes, the Partnership reports using a December 31 year-end.  The Partnership’s net income (loss) for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2010	2009

Net income (loss) for financial reporting purposes	$527,599	$(123,379)

Operating limited partnership rents received in advance	(9,093)	6,304

Related party expenditures	—	(1,550)

Accrued asset management fee not deductible (deductible) for tax purposes until paid	(386,724)	90,598

Excess of tax depreciation over book depreciation on operating limited partnership assets	(36,885)	(129,103)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(80,551)	(115,397)

Operating limited partnership net loss not allowed for financial reporting under equity method	(207,255)	(418,540)

Other	3,919,508	676,744

Net income (loss) for income tax purposes	$3,726,599	$(14,323)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO INCOME TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statements purposes at March 31, 2010 and 2009 are as follows:

	2010	2009

Investments in operating limited partnerships - tax return December 31, 2009 and 2008	$(4,713,439)	$(7,876,031)

Add back losses not recognized under the equity method	5,192,451	6,302,309

Historic tax credits	516,169	516,169

Other	(995,181)	1,057,553

Investments in operating limited partnerships - as reported	$—	$—

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE E - SUBSEQUENT EVENTS

Subsequent to March 31, 2010, the Partnership has entered into agreements to transfer the remaining interests in three Operating Partnerships.  The transfer prices and other terms for the dispositions of the Operating Partnerships have been determined.  The proceeds received for these Operating Partnerships are $857. The gain on the transfer of the Operating Partnerships is $857 and is to be recognized in the first quarter of fiscal year ending March 31, 2011.

NOTE F - CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Partnership has not experienced any losses with respect to its balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2010.

NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

As of March 31, 2010, the Partnership’s financial instruments relate to accounts payable - affiliates.  Management has not disclosed the fair value of the financial instruments because determination of such fair value is deemed to be impractical.  The accounts payable - affiliates are owed to affiliates of the Partnership.  The unique nature of these financial instruments makes determination of any fair value impractical. See note B for disclosure of the carrying amount and terms of these financial instruments.