Form 10-K, Exhibit 13
period 2011-03-31
AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
filed 2011-06-29
CIK 815024

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

AMERICAN AFFORDABLE HOUSING II
LIMITED PARTNERSHIP -

MARCH 31, 2011 AND 2010

American Affordable Housing II Limited Partnership

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
American Affordable Housing II Limited Partnership

We have audited the accompanying balance sheets of American Affordable Housing II Limited Partnership as of March 31, 2011 and 2010, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2011. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Affordable Housing II Limited Partnership as of March 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/Reznick Group, P.C.
REZNICK GROUP, P.C.

Bethesda, Maryland
June 29, 2011

American Affordable Housing II Limited Partnership

BALANCE SHEETS

March 31,

	2011	2010

ASSETS
OTHER ASSETS
Cash and cash equivalents	$93,581	$189,859

	$93,581	$189,859

LIABILITIES AND PARTNERS’ DEFICIT

LIABILITIES
Accounts payable	$-	$22,500
Due to affiliates	6,448,095	6,442,351

	6,448,095	6,464,851

PARTNERS’ DEFICIT
Limited partners
Units of limited partnership interest, consisting of 50,000 authorized units, $1,000 stated value per unit; 26,501 issued and 26,486 and 26,501 outstanding at March 31, 2011 and 2010, respectively	(6,068,947)	(5,990,220)
General partner	(285,567)	(284,772)

	(6,354,514)	(6,274,992)

	$93,581	$189,859

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF OPERATIONS

Years ended March 31,

	2011	2010
Income
Interest income	$328	$482
Miscellaneous income	374	1,734

	702	2,216

Share of income from operating limited partnerships	857	519,046

Expenses
Professional fees	25,586	28,567
General and administrative expense	14,356	16,813
Asset management fee	41,139	(51,717)

	(81,081)	6,337

NET INCOME (LOSS)	$(79,522)	$527,599

Net income (loss) allocated to general partner	$(795)	$5,276

Net income (loss) allocated to limited partners	$(78,727)	$522,323

Net income (loss) per unit of limited partnership interest	$(2.97)	$19.71

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years ended March 31, 2011 and 2010

	Limited partners	General partner	Total

Partners’ deficit, March 31, 2009	$(6,512,543)	$(290,048)	$(6,802,591)

Net income (loss)	522,323	5,276	527,599

Partners’ deficit, March 31, 2010	(5,990,220)	(284,772)	(6,274,992)

Net income (loss)	(78,727)	(795)	(79,522)

Partners’ deficit, March 31, 2011	$(6,068,947)	$(285,567)	$(6,354,514)

See notes to financial statements

American Affordable Housing II Limited Partnership

STATEMENTS OF CASH FLOWS

Years ended March 31,

	2011	2010

Cash flows from operating activities
Net income (loss)	$(79,522)	$527,599
Adjustments to reconcile net loss to net cash provided by (used in) operating activities cash provided by (used in) operating activites
Share of income from operating limited partnerships	(857)	(519,046)
Increase/(decrease) in accounts payable	(22,500)	22,500
Increase/(decrease) in due to affiliates	5,744	(380,090)

Net cash provided by (used in) operating activities	(97,135)	(349,037)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	857	519,046

Net cash provided by investing activities	857	519,046

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(96,278)	170,009

Cash and cash equivalents, beginning	189,859	19,850

Cash and cash equivalents, end	$93,581	$189,859

See notes to financial statements

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010

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

Pursuant to the Securities Act of 1933, the Partnership filed a Form S-11 Registration Statement with the Securities and Exchange Commission, effective September 21, 1987, which covered the offering (the “Public Offering”) of the Partnership’s units of limited partnership interest, as well as the units of limited partnership interest offered by American Affordable Housing I, III, IV and V Limited Partnerships.  The Partnership registered 50,000 units of limited partnership interest at $1,000 each unit for sale to the public.  During 1988, the Partnership sold 26,501 units of limited partnership interest, representing $26,501,000 of capital contributions.  As of March 31, 2011 26,486 units are outstanding.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

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

March 31, 2011 and 2010

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

March 31, 2011 and 2010

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

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party is required to consolidate the VIE.

The Partnership determines whether an entity is a VIE and whether it is the primary beneficiary at the date of initial involvement with the entity. The Partnership reassesses whether it is the primary beneficiary of a VIE on an ongoing basis based on changes in facts and circumstances. In determining whether it is the primary beneficiary, the partnership considers the purpose and activities of the VIE, including the variability and related risks the VIE incurs and transfers to other entities and their related parties. These factors are considered in determining whether the Partnership has the power to direct activities of the VIE that most significantly impact the VIE’s economic performance and whether the Partnership also has the obligation to absorb losses of or receive benefits from the VIE that could be potentially significant to the VIE. If the Partnership determines that it is the primary beneficiary of the VIE, the VIE is consolidated within the partnership’s financial statements.

Based on this guidance, the operating limited partnerships in which the Partnership invests meet the definition of a VIE. However, management does not consolidate the Partnership’s interests in these VIEs under this guidance, as it is not considered to be the primary beneficiary. The Partnership currently records the amount of its investment in these operating limited partnerships as an asset on its balance sheets, recognizes its share of the operating limited partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in operating limited partnerships represents its maximum exposure to loss. The Partnership’s exposure to loss on these operating limited partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the operating general partners.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

Net Loss per Unit of Limited Partnership Interest

Net loss per unit of limited partnership interest is calculated based upon the number of units outstanding.  For the periods ended March 31, 2011 and 2010, 26,486 and 26,501 units were outstanding, respectively.

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

Plan of Liquidation and Dissolution

On April 1, 2008, Unit Holders approved a Plan of Liquidation and Dissolution for the Partnership, (the “Plan”).  Pursuant to the Plan, the general partner may, without further action by the Unit Holders, sell the remaining assets held by the Partnership.  It was anticipated that sale of all the apartment complexes would be completed sometime in 2011.   However, because of numerous uncertainties, the liquidation may take longer than expected, and the final liquidating distribution may occur months after all of the apartment complexes have been sold. Because the liquidation of the Partnership was not imminent, as of March 31, 2011, the financial statements are presented assuming the Partnership will continue as a going concern.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Changes

In May 2009, the FASB issued guidance regarding subsequent events, which was subsequently updated in February 2010. This guidance established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009, and was therefore adopted by the Partnership for the quarter ended June 30, 2009. The adoption did not have a significant impact on the subsequent events that the Partnership reports, either through recognition or disclosure, in the financial statements. In February 2010, the FASB amended its guidance on subsequent events to remove the requirement to disclose the date through which an entity has evaluated subsequent events, alleviating conflicts with current SEC guidance. This amendment was effective immediately and therefore the Partnership did not include the disclosure in this Form 10-K.

In June 2009, the FASB issued the Accounting Standards Codification (Codification).  Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP.  The Codification is intended to reorganize, rather than change, existing GAAP.  Accordingly, all references to currently existing GAAP have been removed and have been replaced with plain English explanations of the Partnership’s accounting policies.  The adoption of the Codification did not have a material impact on the Partnership’s financial position or results of operations.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs). The amended guidance modifies the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2011 and 2010, the Partnership entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Advances to operating limited partnerships by these affiliates to pay third-party expenses and accruals of related party general and administrative expenses in the amounts of $7,813, and $6,634, incurred by Boston Capital Asset Management Limited Partnership, Boston Capital Holdings Limited Partnership, and Boston Capital Partners, Inc., were charged to operations during the years ended March 31, 2011 and 2010, respectively.  At March 31, 2011 and 2010, the unpaid advances and general and administrative expenses totaled $328,357 and $320,544, respectively.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING PARTNERSHIPS

At March 31, 2011 and 2010, the Partnership has limited partnership equity interests in 7 and 10 operating limited partnerships, respectively, which own apartment complexes.  During the fiscal years ended March 31, 2011 and 2010, 3 and 3, respectively, of the operating limited partnerships were disposed.

For the fiscal year ended March 31, 2011, the Partnership transferred the remaining 1% of its interest in three operating limited partnerships.  The transfers resulted in cash proceeds to the Partnership of $857 and a gain on the disposal of the asset of $857.  The operating limited partnership interests disposed of during the fiscal year ended March 31, 2010 were the result of one transfer and two sales of the partnership’s limited partner interest in three of the operating limited partnerships.  The dispositions resulted in cash proceeds to the Partnership of $484,529, all of which had been received at March 31, 2010, and a gain on the disposal of the assets of $484,529 for the year ended March 31, 2010.  In addition, for the fiscal year ended March 31, 2010, the Partnership transferred 99% of its interest in three other operating limited partnerships.  The transfers resulted in cash proceeds to the Partnership of $34,517 and a gain on the disposal of the assets of $34,517.

Under the terms of the Partnership’s investment in each operating limited partnership, the Partnership was required to make capital contributions to the operating limited partnerships.  These contributions were payable in installments over several years based upon each operating limited partnership achieving specified levels of construction and/or operations.  All contributions have been made to the operating limited partnerships as of March 31, 2011 and 2010.  The Partnership has no further obligation to make any additional contributions.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The Partnership’s investments in operating limited partnerships at March 31, 2011 and 2010 are summarized as follows:

	2011	2010

Capital contributions paid to operating limited partnerships, net of tax credit adjusters	$1,794,996	$1,801,357
Acquisition costs of operating limited partnerships	198,319	199,602
Cumulative losses from operating limited partnerships	(1,986,717)	(1,994,345)
Cumulative distributions from operating limited partnerships	(6,598)	(6,614)

Investment per balance sheet	-	-

Acquisition costs not included in net assets of operating limited partnerships (see note A)	3,291	4,775
Tax credit adjusters not accounted for in net assets of operating limited partnerships (see note A)	4,878	22,529
Loss of operating limited partnerships not recognized under the equity method of accounting (see note A)	(3,806,213)	(5,192,451)
Other adjustments	129,795	223,967

Capital (deficit) per operating limited partnerships’ combined financial statements	$(3,668,249)	$(4,941,180)

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships at December 31, 2010 and 2009 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	2010	2009
ASSETS

Buildings and improvements, net of accumulated depreciation of $7,451,209 and $9,150,524	$2,698,542	$4,612,898
Land	749,036	859,949
Other assets	1,027,177	941,617

	$4,474,755	$6,414,464

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Mortgages payable	$7,618,711	$10,470,573
Accounts payable and accrued expenses	58,360	379,255
Other liabilities	217,576	339,683

	7,894,647	11,189,511

PARTNERS’ CAPITAL (DEFICIT)
American Affordable Housing II Limited Partnership	(3,668,249)	(4,941,180)
Other partners	248,357	166,133

	(3,419,892)	(4,775,047)

	$4,474,755	$6,414,464

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the years ended December 31, 2010 and 2009 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	2010	2009
Revenue
Rental	$1,371,801	$1,587,295
Interest and other	41,871	45,289

	1,413,672	1,632,584

Expenses
Interest	171,769	219,386
Depreciation and amortization	335,936	391,173
Taxes and insurance	165,357	243,800
Repairs and maintenance	285,522	366,564
Operating expenses	616,479	767,983

	1,575,063	1,988,906

NET LOSS	$(161,391)	$(356,322)

Net loss allocated to American Affordable Housing II Limited Partnership *	$(161,262)	$(207,255)

Net loss allocated to other partners	$(129)	$(149,067)

* Amount includes $161,262, and $207,255, for the years ended December 31, 2010 and 2009, respectively, of loss not recognized under the equity method of accounting as described in Note A.

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO INCOME TAX RETURN

For income tax purposes, the Partnership reports using a December 31 year-end.  The Partnership’s net income (loss) for financial reporting and tax return purposes for the years ended March 31 is reconciled as follows:

	2011	2010

Net income (loss) for financial reporting purposes	$(79,522)	$527,599

Operating limited partnership rents received in advance	91	(9,093)

Accrued asset management fee not deductible (deductible) for tax purposes until paid	(2,069)	(386,724)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(24,201)	(36,885)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(438,132)	(80,551)

Operating limited partnership net loss not allowed for financial reporting under equity method	(161,262)	(207,255)

Other	579,755	3,919,508

Net income (loss) for income tax purposes	$(125,340)	$3,726,599

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO INCOME TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statements purposes at March 31, 2011 and 2010 are as follows:

	2011	2010

Investments in operating limited partnerships - tax return December 31, 2010 and 2009	$(4,335,455)	$(4,713,439)

Add back losses not recognized under the equity method	3,806,213	5,192,451

Historic tax credits	516,169	516,169

Other	13,073	(995,181)

Investments in operating limited partnerships - as reported	$-	$-

American Affordable Housing II Limited Partnership

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE E - CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Partnership has not experienced any losses with respect to its balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2011.

NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

As of March 31, 2011, the Partnership’s financial instruments relate to accounts payable - affiliates.  Management has not disclosed the fair value of the financial instruments because determination of such fair value is deemed to be impractical.  The accounts payable - affiliates are owed to affiliates of the Partnership.  The unique nature of these financial instruments makes determination of any fair value impractical. See note B for disclosure of the carrying amount and terms of these financial instruments.